Exhibit 10.1

FINANCING AGREEMENT

Dated as of December 2, 2011

by and among

BUILDERS FIRSTSOURCE—DALLAS, LLC

BUILDERS FIRSTSOURCE—FLORIDA, LLC

BUILDERS FIRSTSOURCE—OHIO VALLEY, LLC

BUILDERS FIRSTSOURCE—ATLANTIC GROUP, LLC

BUILDERS FIRSTSOURCE—RALEIGH, LLC

BUILDERS FIRSTSOURCE—SOUTHEAST GROUP, LLC

BUILDERS FIRSTSOURCE—TEXAS GROUP, L.P.

BUILDERS FIRSTSOURCE—SOUTH TEXAS, L.P.

BUILDERS FIRSTSOURCE—TEXAS INSTALLED SALES, L.P.,

as Borrowers,

BUILDERS FIRSTSOURCE, INC. AND EACH SUBSIDIARY THEREOF LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC,

as Collateral Agent,

and

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

as Administrative Agent

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SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders' Commitments
Schedule 1.01(C)	Collateral Trust Agreement Documents
Schedule 1.01(F)	Facilities
Schedule 1.01(P)	Certain Leases
Schedule 1.01(S)	Specified Properties
Schedule 6.01(e)	Subsidiaries
Schedule 6.01(r)	Environmental Matters
Schedule 6.01(w)	Intellectual Property
Schedule 6.01(dd)	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 8.01	Cash Management Banks

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Mortgage
Exhibit E	Form of Deed of Trust

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FINANCING AGREEMENT

Financing Agreement, dated as of December 2, 2011, by and among Builders FirstSource, Inc., a Delaware corporation (the “Parent”), Builders FirstSource—Dallas, LLC, a Delaware limited liability company (“Builders Dallas”), Builders FirstSource—Atlantic Group, LLC, a Delaware limited liability company (“Builders Atlantic”), Builders FirstSource—Raleigh, LLC, a Delaware limited liability company (“Builders Raleigh”), Builders FirstSource—Southeast Group, LLC, a Delaware limited liability company (“Builders Southeast”), Builders FirstSource—Florida, LLC, a Delaware limited liability company (“Builders Florida”), Builders FirstSource—Ohio Valley, LLC, a Delaware limited liability company (“Builders Ohio”), Builders FirstSource—Texas Group, L.P., a Texas limited partnership (“Builders Texas Group”), Builders FirstSource—Texas Installed Sales, L.P., a Texas limited partnership (“Builders Texas Installed”), Builders FirstSource—South Texas, L.P., a Texas limited partnership (“Builders South Texas” and together with Builders Dallas, Builders Atlantic, Builders Raleigh, Builders Southeast, Builders Florida, Builders Ohio, Builders Texas Group and Builders Texas Installed, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of a term loan in the aggregate principal amount of $160,000,000. The proceeds of the term loan shall be used to refinance existing indebtedness of the Borrowers, for general working capital purposes of the Borrowers and to pay fees and expenses related to this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Account Debtor” means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

“Account Receivable” means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered and/or vendor rebates, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Action” has the meaning specified therefor in Section 12.12.

“Additional Amount” has the meaning specified therefor in Section 2.08(a).

“Administrative Agent” has the meaning specified therefor in the preamble hereto, or any successor administrative agent hereunder.

“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“After Acquired Property” has the meaning specified therefor in Section 7.01(o).

“Agent” has the meaning specified therefor in the preamble hereto, and includes any successor Administrative Agent or Collateral Agent hereunder, as applicable.

“Agreement” means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including, without limitation, (i) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act, as amended by the USA PATRIOT Act, (iii) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vi) any similar laws enacted in the United States or any other jurisdictions in which the parties to this agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Prepayment Premium” means, as of any date of determination, (a) during the period of time from and after the Effective Date up to and including the date that is the third anniversary of the Effective Date, an amount equal to the Make-Whole Amount, and (b) thereafter, zero.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee permitted hereunder, and with the consent of any party whose consent is required in accordance with Section 12.07 hereof and substantially in the form of Exhibit C hereto or such other form reasonably acceptable to the Collateral Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, president, executive vice president or senior vice president of such Person.

“Balance Sheet Date” has the meaning specified in Section 6.01(g)(ii).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

“Blocked Person” has the meaning assigned to such term in Section 6.01(ii).

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors or managers of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors or managers of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Borrowers’ Representative” has the meaning specified therefor in Section 12.16.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars are conducted by and between banks in the interbank eurodollar markets in New York City and London.

“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (a) required under GAAP to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes); provided, however, that, for the avoidance of doubt, any obligations relating to a lease that was validly accounted for by such Person as an operating lease in accordance with GAAP as in effect on the Effective Date, and any similar lease entered into after the Effective Date by such Person that would have been validly accounted for by such Person as an operating lease in accordance with GAAP as in effect on the Effective Date shall be accounted for as obligations relating to an operating lease and not as Capitalized Lease Obligations.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within twelve months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within six months from the date of acquisition thereof; (g) securities with maturities of one (1) year or less from the date of acquisition backed by a standby letter of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) above; and (h) investments, classified in accordance with GAAP as current assets of any Loan Party or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions, substantially all of whose assets are invested in investments of the character, quality and maturity described in clauses (a), (b), (c), (d), and (f) of this definition.

“Cash Management Accounts” means the bank accounts of each Loan Party (other than Excluded Accounts) maintained at one or more Cash Management Banks listed on Schedule 8.01.

“Cash Management Agreement” means a deposit account control agreement, in form and substance reasonably satisfactory to the Collateral Agent, each of which is among the Collateral Agent, a Loan Party and one of the Cash Management Banks with respect to a Cash Management Account.

“Cash Management Bank” means (i) each banking institution at which any Loan Party maintains a Deposit Account on the Effective Date which has been disclosed in writing to the Collateral Agent on or prior to the Effective Date, (ii) any commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, and (iii) any other banking institution approved by the Collateral Agent.

“Casualty Event” means the receipt of any cash by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(i) or (iii)) and arising from (a) proceeds of casualty insurance, and/or (b) condemnation awards (and payments in lieu thereof).

“Change in Law” has the meaning specified therefor in Section 4.05(a).

“Change of Control” means each occurrence of any of the following:

(a) the Permitted Holders cease beneficially and of record to own and control, directly or indirectly, at least 25% on a fully diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;

(b) at any time when the Permitted Holders cease beneficially and of record to own and control, directly or indirectly, at least 40% on a fully diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of the Parent, the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than a Permitted Holder) of beneficial ownership of more than 40% on a fully-diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of the Parent; provided, that no Change of Control will result solely as a result of Highbridge (either acting alone or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act)) acquiring beneficial ownership of more than 40% of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

(d) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) free and clear of all Liens (other than Permitted Specified Liens) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party (other than to the extent that (x) 100% of the Equity Interests of any Loan Party has been sold or otherwise disposed of in a Permitted Disposition, (y) any Loan Party has been wound up, dissolved or liquidated in a transaction permitted by Section 7.02(c), or (z) the Parent ceases to own any Equity Interests in any Insignificant Subsidiary that is the subject of a proceeding described in Section 9.01(f) or (g)); or

(e) a “Change of Control” (or any comparable term or provision) under or with respect to any of the Equity Interests or Indebtedness of the Parent or any of its Subsidiaries that results in the Parent or any of its Subsidiaries being required to repurchase, repay or prepay Equity Interests or Indebtedness in an amount in excess of $5,000,000.

“CIP Regulations” has the meaning specified in Section 10.10.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations, but excluding, for the avoidance of doubt, Excluded Property.

“Collateral Agent” has the meaning specified therefor in the preamble hereto, or any successor collateral agent hereunder.

“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Collateral Examination” means any Collateral audit, field examination, valuation or appraisal of the Loan Parties and/or the Collateral, excluding, for the avoidance of doubt, visits, inspections and discussions.

“Collateral Trust Agreement” shall mean the Collateral Trust Agreement, dated as of February 11, 2005, as cured and reformed by the Confirmation of Reformation of the Collateral Trust Agreement dated as of December 14, 2007, and effective as of February 11, 2005, by and among Parent, the other “Pledgors” from time to time party thereto, the Floating Rate Note Trustee, the Floating Rate Note Collateral Trustee, as Parity Collateral Trustee, and Highbridge Principal Strategies, LLC (as successor to Wachovia Bank, National Association, as successor to UBS AG Stamford Branch), as Agent and Priority Collateral Trustee, and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Collateral Trust Agreement Documents” means each of the documents specified on Schedule 1.01(C) hereof.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means the Contribution Agreement, dated as of the date hereof, among the Loan Parties, in form and substance reasonably satisfactory to the Collateral Agent.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the word “control” and derivatives thereof shall have the meaning specified in clause (b) of the definition of the term “Affiliate”.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (i) has otherwise failed to pay over to any Agent or any other Lender any amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, and has not cured such failure prior to the date of determination, or (ii) has been deemed insolvent or become the subject of an Insolvency Proceeding.

“Disbursement Letter” means a Disbursement Letter, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Borrowers, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 180 days after the Final Maturity Date, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time prior to the date which is 180 days after the Final Maturity Date, (c) contains any repurchase obligation that may come into effect either (i) prior to payment in full of all Obligations or (ii) prior to the date that is 180 days after the Final Maturity Date or (d) provides for scheduled payments or the payment of cash dividends or distributions prior to the date that is 180 days after the Final Maturity Date.

“Disqualified Institution” means each of the financial institutions identified as “Disqualified Institutions” by the Borrowers’ Representative to the Collateral Agent in writing prior to the Effective Date and Controlled Investment Affiliates thereof.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Effective Date” means the date, on or before December 2, 2011, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the Loans are made.

“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

“Environmental Action” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding or judgment from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses where such Releases are impacting the Facilities or threaten to impact the Facilities; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act

(42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding guidance or determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition at or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which relates to any Loan Party’s or any of its Subsidiaries’ disposal of Hazardous Materials generated by such parties.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Interest” means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by Parent of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

“Event of Default” means any of the events set forth in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any deposit account or securities account of any Loan Party (i) specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (ii) used for cash collateralizing the obligations described in clauses (f) and (q) of the definition of “Permitted Liens” or (iii) other accounts of the Loan Parties holding cash or Cash Equivalents; provided that the aggregate amount of cash and Cash Equivalents held in deposit accounts and securities accounts constituting Excluded Accounts pursuant to this clause (iii) shall not exceed (A) $5,000,000 until the date that is 60 days following the Effective Date, or (B) $2,000,000 at any time thereafter.

“Excluded Equipment” shall mean, as to each Borrower or Guarantor, except as Borrowers’ Representative and Collateral Agent may otherwise agree, Equipment owned by such Borrower or Guarantor consisting of Rolling Stock.

“Excluded Property” shall mean:

(a) any permit, lease, license, contract or other agreement held by any Borrower or Guarantor or any contract or agreement to which any Borrower or Guarantor is a party (including any rights thereunder) that validly prohibits the creation by such Borrower or Guarantor of a security interest therein or under the terms of which creation by such Borrower or Guarantor of a security interest therein or under the terms of which the creation of a security interest therein shall constitute or result (i) in the abandonment, invalidation or unenforceability of any right, title or interest of any Borrower or Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such permit, lease, license, contract, property rights or agreement (other than any such permit, lease, license, contract or other agreement, the terms of which prohibiting creation of a security interest or having the result described in clauses (i) and (ii) above would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(b) any permit, lease, license, contract or other agreement held by any Borrower or Guarantor to the extent that any law applicable thereto prohibits the creation of a security interest therein (other than any such permit, lease, license, contract or other agreement, to the extent that any law applicable thereto prohibiting the creation of a security interest therein would be rendered ineffective pursuant to Section 9-406, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity;

(c) Equipment owned by any Borrower or Guarantor on the date hereof or hereafter acquired that is subject to a purchase money Lien or security interest (including Capital Leases) permitted under Section 7.02(a) hereof if the contract or other agreement in which such Lien or security interest is granted (or the related documentation) validly prohibits the creation of any other Lien or security interest on such Equipment;

(d) Excluded Accounts;

(e) Excluded Equipment;

(f) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15

U.S.C. §1051(c) or 15 U.S.C. §1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral; and

(g) more than 65% of the voting Equity Interests of any Foreign Subsidiary.

provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute “Excluded Property” only to the extent and for long as such permit, lease, license, contract or other agreement or law applicable thereto validly prohibits the creation of a Lien or security interest on such property in favor of Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property.”

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Facility” means the Loan and Security Agreement, dated as of December 14, 2007, by and among the Borrowers, the Guarantors, the lenders and issuing bank from time to time party thereto, Wachovia Bank, National Association, as administrative agent and collateral trustee and certain other Persons party thereto.

“Expense Limitations” has the meaning specified for such term in Section 12.15.

“Facility” means each parcel of real property described on Schedule 1.01(F) and any additional parcels of real property hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, or (b) if such rate is not so published on such next succeeding Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the date hereof, among the Borrowers and the Agents.

“Final Maturity Date” means the earliest of (i) September 30, 2015, (ii) the date on which the Loans shall become due and payable in full in accordance with the terms of this Agreement, and (iii) the payment in full of all Obligations.

“Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2010, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the nine months ended September 30, 2011, and the related consolidated statement of operations and cash flows for the nine months then ended.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31st of each year.

“Floating Rate Note Collateral Trustee” shall mean Wilmington Trust Company, as trustee (as successor to UBS AG, Stanford Branch), and its successors and assigns, including any Collateral Trustee with respect to Indebtedness permitted under clause (p) of the definition of “Permitted Indebtedness”.

“Floating Rate Note Documents” shall mean the Floating Rate Notes, the Floating Rate Note Indenture, the Floating Rate Note Guarantees and all other documents executed and delivered with respect to the Floating Rate Notes or the Floating Rate Note Indenture, including the Collateral Trust Agreement.

“Floating Rate Note Guarantees” shall mean the guarantees of certain Borrowers and Guarantors pursuant to the Floating Rate Note Indenture, as amended from time to time in accordance with the terms hereof.

“Floating Rate Note Indenture” shall mean the Indenture, dated as of January 21, 2010, by and among Parent, certain of its Subsidiaries and the Floating Rate Note Trustee, as amended from time to time in accordance with the terms hereof.

“Floating Rate Note Trustee” shall mean Wilmington Trust Company, as trustee, and its successors and assigns.

“Floating Rate Notes” shall mean Second Priority Senior Secured Floating Rate Notes due 2016 issued by Parent pursuant to the Floating Rate Note Indenture in an aggregate principal amount of $139,718,000, as amended from time to time in accordance with the terms hereof.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Funding Losses” has the meaning specified therefor in Section 2.11.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the

Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Borrowers’ Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture agreement, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” means (a) the Parent and each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under all applicable Environmental Laws, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highbridge” has the meaning specified therefor in the preamble hereto.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdout Lender” has the meaning specified therefor in Section 12.02(b).

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and, unless such payable is being contested in good faith, not outstanding for more than 90 days after the date such payable was created); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities of such Person (marked to market in accordance with customary market standards) under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership operating lease (TOOL), tax retention operating lease (TROL), off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (l) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness expressly provide that the Person is not liable and the Person has no liability therefor as a matter of law.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Insignificant Subsidiary” means any Subsidiary of the Parent that has total assets of not more than $1,000,000 and that is designated by the Borrowers’ Representative as an “Insignificant Subsidiary”; provided that the total assets of all Subsidiaries that are so designated may not in the aggregate at any time exceed $3,000,000.”Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired rights, title and interest in the following: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower’s or Guarantor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill of the business symbolized by or associated with any trademark or servicemark, or the license of any trademark or servicemark); proprietary and confidential customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship; software and contract rights relating to computer software programs, in whatever form created or maintained; all rights corresponding thereto throughout the world; and any and all products and proceeds of the foregoing, including without limitation, all damages or payments or claims by any Borrower or Guarantor against third parties for past or future infringement.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Loan Parties in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the automatic continuation of a LIBOR Rate Loan) and ending three (3) months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(d) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest

Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is three (3) months after the date on which the Interest Period began, as applicable.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“L/C Facility” means the Facility Agreement, dated the date hereof, between the Parent and SunTrust Bank.

“Lease” means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

“Lender” has the meaning specified therefor in the preamble hereto.

“LIBOR” means, with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate of interest published in The Wall Street Journal, Eastern Edition, two Business Days prior to such Interest Period as the “London Interbank Offered Rate” applicable to such Interest Period. In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, LIBOR shall be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars are offered to the Reference Bank, or if unavailable, to major banks in the London interbank market, at approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Rate Loan to which such Interest Period is to apply and for a period of 3 months, which determination shall be conclusive absent manifest error.

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 2.0%. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“License Agreements” means the agreements and other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another Person.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, the existence under the Uniform Commercial Code or any Requirement of Law of, any jurisdiction, a financing statement (or the equivalent thereof) that names a Loan Party or any of its Subsidiaries as debtor (other than financing statements that were filed without the authorization of the applicable Loan Party or Subsidiary and for which no Loan Party or any Subsidiary has granted any security interest to the secured party named therein); the signing by any Loan Party or any Subsidiary of any security agreement authorizing any secured party thereunder to file a financing statement (or the equivalent thereof); the sale by any Loan Party or any Subsidiary of any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to a Loan Party or any of its Subsidiaries intended as, or having the effect of, security; any conditional sale or title retention arrangement; any Capitalized Lease; and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security, and including, for the avoidance of doubt, any Environmental Lien.

“Loan” means the term loans made by the Lenders to the Borrowers on the Effective Date pursuant to Section 2.01.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

“Loan Document” means this Agreement, any Cash Management Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, any Joinder Agreement, any Mortgage, the Perfection Certificate, the Security Agreement, the Contribution Agreement, the Intercompany Subordination Agreement, the Collateral Trust Agreement, the Collateral Trust Agreement Documents, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means any Borrower and any Guarantor.

“Make-Whole Amount” means, as of any date of determination, with respect to any payment of the Loans (other than (x) any payment made pursuant Section 2.05(c)(ii) and (y) any payment of up to $5,000,000 per year and $10,000,000 in the aggregate during the term of this Agreement made pursuant to Section 2.05(c)(i)) an amount equal to the “present value” as of the date of such payment of all interest payments which would have accrued, from the date of such payment through the third anniversary of the Effective Date, on an amount equal to such Loans being paid, such interest to be calculated on such amount at the rate of interest in effect on such payment date. For purposes of this definition, “present value” shall be computed using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties to perform their payment obligations or other material obligations under any Loan Document to which it is a party, (c) the legality, validity or enforceability of any of this Agreement, the Security Agreement or the Collateral Trust Agreement or, taken as a whole, the other Loan Documents, or (d) the material rights and remedies of any Agent or any Lender under any Loan Document.

“Material Contract” means (a) any contract or other agreement with the top fifteen (15) suppliers (each, a “Top Supplier”) to the Parent and its Subsidiaries (taken as a whole), determined by reference to the aggregate payments made to such suppliers in comparison to all other suppliers of the Parent and its Subsidiaries during the most recent Fiscal Year of the Parent and its Subsidiaries; provided that all contracts, agreements and purchase orders, taken as a whole, with respect to a single Top Supplier shall constitute a single Material Contract, (b) the L/C Facility, (c) the Floating Rate Note Documents, and (d) any other contract or other agreement (other than the Loan Documents) to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

“Material Lease” means any lease where the annual rental payments thereunder are in excess of $250,000 per annum.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, substantially in the form attached hereto as Exhibit D or Exhibit E hereto, with such changes as shall be reasonably requested by local counsel for the Loan Parties and which are reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

“Net Amount of Accounts Receivable” means the net realizable value of Accounts Receivable of the Loan Parties at such time, calculated in accordance with GAAP.

“Net Cash Proceeds” means, (a) with respect to any Disposition by any Person or any of its Subsidiaries or Casualty Event, the aggregate amount of cash actually received from time to time (whether as initial consideration or cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of all required payments owing in respect of any Indebtedness secured by any Permitted Lien on the applicable asset or that is otherwise subject to mandatory prepayments as a result of such Disposition or Casualty Event (other than Indebtedness under the Loan Documents or the Floating Rate Note Documents), (ii) reasonable fees and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) taxes paid, payable or reasonably estimated to be payable solely as a result of the transaction or event giving rise to the receipt of such proceeds, (iv) the amount of any reasonable reserve established in accordance with GAAP against any obligation to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) or any other liabilities (other than any taxes deducted pursuant to clause (iii) above) (x) related to any of the applicable assets and (y) retained and set aside by such Person or such Subsidiary, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be receipt of Net Cash Proceeds of such Disposition or Casualty Event occurring on the date of such reduction), and (v) with respect to any Casualty Event, the amount that such Person or such Subsidiary is required to use to replace, repair or restore applicable assets pursuant to any Contractual Obligation with any landlord or lessor, and (b) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, the aggregate amount of cash actually received by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable fees and expenses and underwriting discounts and commissions related thereto incurred by such Person or such Subsidiary in connection therewith, (ii) transfer taxes paid or payable by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid in connection therewith; in each case of clause (a) and (b) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid (or in the case of any taxes, payable or reasonably estimated to be payable) to a Person that, except in the case of reasonable out-of-pocket fees and expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

“New Lending Office” has the meaning specified therefor in Section 2.08(d).

“Non-U.S. Lender” has the meaning specified therefor in Section 2.08(d).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person in accordance with the terms of this Agreement.

“OFAC” has the meaning specified therefore in the definition of the term “Anti-Terrorism Laws.”

“OFAC Sanctions Programs” means the laws, regulations and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as it has been or shall thereafter be renewed, extended, amended, or replaced, and the list of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time.

“Operating Lease Obligations” means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

“Other Taxes” has the meaning specified therefor in Section 2.08(b).

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(g).

“Payment Office” means the Administrative Agent’s office located at 40 West 57th Street, 33rd Floor, New York, NY 10019, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrowers’ Representative.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means the Perfection Certificate, dated as of the Effective Date, and as updated pursuant to Section 7.01(a)(iv) hereof, made by the Loan Parties in favor of the Collateral Agent.

“Permitted Acquisition” means the purchase (including by way of merger) by a Loan Party of all or substantially all of the assets of any Person (or any division thereof) or all of the Equity Interests of any Person (such acquisition of assets or Equity Interests, an “Acquired Business”); provided that (i) no Event of Default shall exist or have occurred and be continuing as of the date of the acquisition and after giving effect thereto, (ii) such Acquired Business shall be in a line of business permitted under Section 7.02(d), (iii) each Loan Party and each newly created or acquired Subsidiary formed in connection with a Permitted Acquisition shall comply with the requirements of Section 7.01(b); (iv) the aggregate consideration paid after the Effective Date in connection with Permitted Acquisitions (including all earn-outs and other deferred payments, but excluding payments made with Qualified Equity Interests of the Parent) shall not exceed the sum of $10,000,000, plus the amount of capital contributions to the Parent, or proceeds of issuances of Qualified Equity Interests by the Parent to Persons (other than the Loan Parties or any of their Subsidiaries) made for such purpose; and (v) at the time of, and after giving effect to, the acquisition of an Acquired Business, the Loan Parties shall be in pro forma compliance with Section 7.03 as of the last day of the prior month for which financial statements have been delivered pursuant to Section 7.01(a)(i) or (iii).

“Permitted Dispositions” shall mean each of the following:

(a) sales of Inventory in the ordinary course of business,

(b) the sale or other disposition of machinery and equipment that is worn-out, obsolete or no longer used or useful in the conduct of the business of the Parent and its Subsidiaries; provided, that, (i) the aggregate net book value of all such assets sold or disposed of pursuant to this clause (b), together with the aggregate consideration received in respect of all sales or other dispositions permitted pursuant to clause (h) of the definition of “Permitted Disposition”, plus the aggregate net book value of all assets disposed of pursuant to clause (m) of the definition of “Permitted Disposition” shall not exceed $45,000,000 in the aggregate during the term of this Agreement, (ii) the consideration paid shall be in an amount not less than the fair market value of the property disposed of, (iii) other than with respect to vehicle trade-ins, not less than 80% percent of the consideration to be received by Borrowers and Guarantors shall be paid or payable in cash and shall be paid contemporaneously with consummation of the transaction, (iv) all of the Net Cash Proceeds of the sale or disposition shall promptly be paid to Administrative Agent for application to the Obligations in accordance with the terms hereof to the extent required by Section 2.05(c)(i), and (v) as of the date of any such sale or other disposition, and in each case after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(c) the sale or other disposition of property to a Borrower or Guarantor, provided, that, the security interest and Lien of Collateral Agent on such property shall continue in all respects and shall not be deemed released or terminated as a result of such sale or other disposition;

(d) so long as no Event of Default has occurred and is continuing, the sale of Accounts Receivable in connection with the collection or compromise thereof in the ordinary course of business of Parent and its Subsidiaries;

(e) the grant by Parent and its Subsidiaries after the date hereof of a license of any Intellectual Property consisting of trademarks owned by Parent and its Subsidiaries, provided, that, such license is on a non-exclusive basis and the rights of the licensee shall be subject to the rights of Collateral Agent, and shall not adversely affect, limit or restrict the rights of Collateral Agent to use any Intellectual Property of Parent and its Subsidiaries to sell or otherwise dispose of any Inventory or other Collateral or otherwise in any manner limit or interfere in any respect with the use of any such trademarks by Collateral Agent in connection with the exercise of its rights or remedies hereunder or under the other Loan Documents, and as of the date of the grant of any such license, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(f) the issuance and sale by Parent and its Subsidiaries of Equity Interests after the date hereof; provided, that no Change of Control or other Event of Default results therefrom.

(g) the abandonment of Intellectual Property that is, in the reasonable judgment of Parent, no longer valuable in any material respect or economically practicable to maintain or useful in the conduct of the business of Borrowers and Guarantors, taken as a whole;

(h) sales or other dispositions of assets of Parent and its Subsidiaries not otherwise subject to the provisions set forth above, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied:

(i) the aggregate consideration received in respect of all sales or other dispositions permitted pursuant to this clause (h), plus the aggregate net book value of all assets disposed of pursuant to clauses (b) and (m) of the definition of “Permitted Disposition” shall not exceed $45,000,000 in the aggregate during the term of this Agreement;

(ii) not less than 80% percent of the consideration to be received by Borrowers and Guarantors shall be paid or payable in cash and shall be paid contemporaneously with consummation of the transaction;

(iii) the consideration paid or payable shall be in an amount not less than the fair market value of the property disposed of;

(iv) the Net Cash Proceeds from any such sale or other disposition, shall be applied to the Obligations to the extent required by Section 2.05(c)(i);

(v) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 7.02(v) and the aggregate consideration received in respect of all sales in connection with Sale and Leaseback Transactions shall not exceed $20,000,000 in the aggregate during the term of this Agreement, and

(vi) as of the date of any such sale or other disposition, and in each case after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(i) leases or subleases permitted under clause (m) of the definition of “Permitted Liens”;

(j) the issuance of Qualified Equity Interests by Parent consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Parent for the benefit of its employees, directors and consultants; provided, that, in no event shall Parent be required to issue, or shall Parent issue, Equity Interests pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default;

(k) following the acquisition of Accounts Receivable acquired from a Person pursuant to a Permitted Investment or Permitted Acquisition, the sale or transfer of such Accounts Receivable by Parent and its Subsidiaries back to such Person; provided, that, (1) the price for such Accounts Receivable paid to Parent or its Subsidiaries shall be no less than the fair market value of such Accounts, and (2) the consideration to be received by Parent and its Subsidiaries shall be paid in cash prior to or contemporaneously with the consummation of such sale or transfer;

(l) the sale or other disposition of Cash Equivalents for fair market value; and

(m) a disposition of assets in consideration for assets of another Person; provided, that (i) the aggregate net book value of all such assets sold or disposed of pursuant to this clause (m), together with the aggregate consideration received in respect of all sales or other dispositions permitted pursuant to clause (h) of the definition of “Permitted Disposition”, plus the aggregate net book value of all assets disposed of pursuant to clause (b) of the definition of “Permitted Disposition” shall not exceed $45,000,000 in the aggregate during the term of this Agreement; (ii) the assets disposed of shall have a fair market value substantially equivalent to (or less than) the fair market value of the assets acquired; and (iii) as of the date of any such sale or other disposition, and in each case after giving effect thereto, no Event of Default shall exist or have occurred and be continuing.

“Permitted Holder” means JLL Partners Fund V, L.P., JLL Building Holdings, LLC and Warburg Pincus Private Equity IX, L.P. and their respective Controlled Investment Affiliates.

“Permitted Indebtedness” means:

(a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b) any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not more burdensome or restrictive in any material respect with respect to any Borrower or Guarantor than the Indebtedness being extended, refinanced or modified, (ii) such extension, refinancing or modification shall be at rates and with fees or other charges that are commercially reasonable; provided, that in no event shall the aggregate amount of fees, interest or other amounts payable in cash in respect of such extended, refinanced or modified Indebtedness be greater than the aggregate amount of fees, interest or other amounts payable in cash in respect of the Indebtedness so extended, refinanced or modified, and (iii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (plus the amount of any accrued interest, premium, penalty and reasonable fees and expenses incurred in connection therewith);

(c) Indebtedness evidenced by Capitalized Lease Obligations, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $7,500,000 at any time outstanding;

(d) Indebtedness secured by the Liens described in clause (e) of the definition of “Permitted Lien”;

(e) Indebtedness permitted under Section 7.02(e);

(f) Subordinated Indebtedness;

(g) Indebtedness in respect of letters of credit, in an aggregate face amount not to exceed $25,000,000; provided, that if a letter of credit is fully backstopped by another letter of credit, the sum of the face amount of the backstopped letter of credit and the face amount of the corresponding backstopping letter of credit shall be deemed to be equal to the face amount of the backstopping letter of credit;

(h) Indebtedness entered into in the ordinary course of business pursuant to Hedging Agreements; provided, that, such arrangements are not for speculative purposes;

(i) Indebtedness under the Floating Rate Note Documents; provided, that, (i) the aggregate outstanding principal amount of such Indebtedness shall not exceed $139,718,000, and (ii) such Indebtedness is, and at all times shall be, subject to the terms and conditions of the Collateral Trust Agreement;

(j) Indebtedness arising pursuant to loans, the proceeds of which are used exclusively for the payment of insurance premiums payable on insurance policies maintained by Borrowers and Guarantors; provided, that, (i) in no event shall the total aggregate amount of such Indebtedness outstanding at any time exceed $5,000,000; and (ii) upon Collateral Agent’s request, Collateral Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness;

(k) Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that (i) such Indebtedness is extinguished within two (2) Business Days of incurrence and (ii) the aggregate amount of such Indebtedness outstanding at any time shall not exceed $2,000,000;

(m) Indebtedness in respect of obligations issued as payment-in-kind interest payments in respect of Indebtedness otherwise constituting Permitted Indebtedness;

(n) accretion of the principal amount of obligations evidenced by bonds, debentures, notes or similar instruments in respect of Indebtedness otherwise constituting Permitted Indebtedness issued at any original issued discount;

(o) contingent Indebtedness, obligations or liabilities arising pursuant to guarantees in respect of (i) Permitted Indebtedness, or, (ii) to the extent not constituting Indebtedness, obligations of any Loan Party not prohibited under the terms of this Agreement;

(p) Indebtedness arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under clause (i), (p) or (t) hereof (the “Refinancing Indebtedness”); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Collateral Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Collateral Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Collateral Agent may reasonably request, (ii) promptly upon Collateral Agent’s request, Collateral Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those contained in this Agreement, taken as a whole, (vi) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges that are commercially reasonable; provided, that in no event shall the aggregate amount of fees, interest or other amounts payable in cash in respect of such Refinancing Indebtedness (excluding the amount of reasonable and customary underwriting or closing fees) be greater than the aggregate amount of fees, interest or other amounts payable in cash in respect of the Indebtedness refinanced, (vii) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (viii) the amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of any accrued interest, premium, penalty and reasonable refinancing fees and expenses and reasonable and customary underwriting or closing fees) incurred in connection therewith outstanding on the date of such event), (ix) the Refinancing Indebtedness shall be secured by substantially the same assets, provided, that, such security interests (if any) with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated, if subordinated (on terms and conditions substantially similar to, and in any event, no less favorable to the Lenders, taken as a whole, than, the subordination provisions applicable to the Indebtedness so extended, refinanced, replaced or substituted for or as is otherwise acceptable to Collateral Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, and (x) Borrowers and Guarantors may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so extended, refinanced, replaced or substituted for;

(q) agreements providing for indemnification, adjustment of purchase price or similar obligations in respect of Permitted Dispositions;

(r) Indebtedness representing deferred compensation to employees of any Loan Party and its Subsidiaries permitted by the terms of this Agreement and incurred in the ordinary course of business and substantially consistent with past practices;

(s) Indebtedness of the Loan Parties arising pursuant to (i) performance, bid, or surety bonds; provided, that the aggregate amount of performance, bid and surety bonds outstanding at any time does not exceed $25,000,000, and (ii) appeal bonds; provided, that the aggregate amount of appeal bonds outstanding at any time does not exceed $15,000,000;

(t) Indebtedness of a Person existing at the time such Person is acquired pursuant to a Permitted Acquisition, provided, that, as to any such Indebtedness, each of the following conditions is satisfied: (1) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (2) the aggregate outstanding principal amount of such Indebtedness shall not exceed $2,500,000, and (3) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing; and

(u) additional Indebtedness of the Loan Parties in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

“Permitted Investments” shall mean each of the following:

(a) Accounts Receivables owing to Parent or any Subsidiary if created or acquired in the ordinary course of business;

(b) the endorsement of instruments for collection or deposit in the ordinary course of business;

(c) investments in cash or Cash Equivalents;

(d) deposits for (i) leases, utilities and similar matters in the ordinary course of business, and (ii) bonding arrangements to the extent constituting Permitted Indebtedness;

(e) obligations under Hedging Agreements to the extent constituting Permitted Indebtedness;

(f) loans and advances by Parent and its Subsidiaries to directors, officers and employees of Parent and its Subsidiaries: (i) for bona fide business purposes and (ii) to purchase Equity Interests of Parent; provided, that the aggregate amount of all such loans and advances made in cash shall not exceed $750,000 at any time outstanding;

(g) stock or obligations issued to Parent and its Subsidiaries by any Person (or the representative of such Person) in respect of Indebtedness or other liabilities of such Person owing to Parent and its Subsidiaries in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person;

(h) obligations of Account Debtors to Parent and its Subsidiaries arising from Accounts Receivable which are past due evidenced by a promissory note made by such Account Debtor payable to Parent or one of its Subsidiaries;

(i) investments in Persons formed at the direction of a Borrower or Guarantor pursuant to the reasonable requirements of the business of such Borrower or Guarantor solely for purposes of satisfying licensing requirements of a Governmental Authority; provided, that, (i) such investments shall be limited to the ownership of Equity Interests in such Persons and (ii) the aggregate amount of all such investments shall not exceed $100,000 outstanding at any time;

(j) the existing investments of Parent and its Subsidiaries as of the date hereof, as set forth on Schedule 6.01(e) hereof, but not any increase under this clause (j) in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(k) investments by a Borrower or Guarantor in a Borrower or Guarantor, or by a Subsidiary that is not a Guarantor in any other Subsidiary that is not a Guarantor, after the date hereof;

(l) investments held by Parent or any of its Subsidiaries as a result of non-cash consideration received in connection with any Permitted Disposition; and

(m) in addition to investments otherwise expressly permitted by this definition, investments by the Parent or any of its Subsidiaries in an aggregate amount, not exceeding $10,000,000 at any time outstanding; provided, that this clause (m) may not be used to invest in Equity Interests of the Parent or to purchase (by way of merger or otherwise) all or substantially all of the assets of any Person (or any division thereof) or all of the Equity Interests of any Person.

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and governmental charges or levies the payment of which is not due and owing or that are being contested in good faith by appropriate proceedings diligently pursued, which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof; provided that appropriate reserves are maintained on the books of the relevant Loan Party in conformity with GAAP;

(c) Liens imposed by law (other than Liens arising under ERISA or securing the payment of taxes), such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, workmen’s suppliers’, repairmen’s and other similar Liens arising in the ordinary course of business to the extent: (i) such Liens do not in the aggregate materially detract from the value of the property of Borrowers and Guarantors taken as a whole and do not materially impair the use thereof in the operation of Borrowers and Guarantors taken as a whole, and (ii) such Liens secure liabilities which are not for borrowed money and are (A) not overdue, (B) are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or (C) being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings, which proceedings (or orders entered in connection with such proceeding) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(d) Liens described on Schedule 7.02(a); provided that (i) no such Lien shall at any time be extended to cover any additional property not subject thereto on the Effective Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced other than in accordance with clause (b) of the definition of Permitted Indebtedness;

(e)(i) purchase money Liens on equipment or real property acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or real property or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or real property or (ii) Liens existing on such equipment or real property at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries and (B) the aggregate principal amount of Indebtedness secured by any or all such Liens, together with the Indebtedness described in clause (c) of the definition of Permitted Indebtedness, shall not exceed at any one time outstanding $7,500,000;

(f) deposits and pledges of cash and Cash Equivalents securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (iii) obligations on surety, stay, customs or appeal bonds, and (iv) liabilities for reimbursement to insurance carriers of deductibles payable to insurance carriers, but, in each case, only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due, and with respect to clause (iii), only to the extent the amount of deposits or pledges do not secure obligations in excess of the amounts permitted by clause (s) of the definition of Permitted Indebtedness;

(g)(i) easements, rights-of-way, encroachments, covenants, conditions, restrictions, licenses, reservations and other charges, irregularities, deficiencies or encumbrances of title of any kind with respect to real property that (A) do not secure obligations for the payment of money and do not materially impair the value of such real property or its use by the applicable Loan Party or its Subsidiary that has title to such real property in the normal conduct of such Person’s business, or (B) are set forth on the Title Insurance Policies or title searches confirming ownership of the Specified Properties delivered by Borrower and accepted by the Collateral Agent in accordance with Section 7.01(u) hereof; or

(ii) zoning, building, environmental and other land-use regulations imposed by Governmental Authorities having jurisdiction over the applicable real property;

(h) Liens on Real Property or equipment securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

(i) Liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower, Guarantor or Subsidiary located on the premises of such Borrower, Guarantor or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;

(j) security interests in the Collateral in favor of Floating Rate Note Collateral Trustee to secure the Indebtedness permitted under clauses (i) and (p) of the definition of Permitted Indebtedness; provided, that, the security interests in the Collateral in favor of Floating Rate Note Collateral Trustee (or otherwise securing such Indebtedness or Refinancing Indebtedness) are and at all times shall be subject and subordinate to the security interests therein of Collateral Agent pursuant to the terms of the Collateral Trust Agreement;

(k) statutory or common law Liens or rights of setoff of depository banks and other financial institutions with respect to funds of any Borrower, Guarantor or Subsidiary at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts and securities accounts maintained by such Borrower, Guarantor or Subsidiary at such banks (but not any other Indebtedness or obligations);

(l) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default; provided that (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves have been made therefor in accordance with GAAP, and (iii) a stay of enforcement of any such Liens is in effect;

(m) leases or subleases of Real Property granted by any Borrower or Guarantor or Subsidiary in the ordinary course of business and consistent with past practice to any Person so long as, other than in the case of the leases and subleases specified on Schedule 1.01(P), any such leases or subleases are subordinate in all respects to the security interests and Liens granted to Collateral Agent and do not interfere in any material respect with the ordinary conduct of the business of such Borrower or Guarantor or materially impair the value or marketability of the Real Property subject thereto;

(n) licenses of Intellectual Property permitted under clause (e) of the definition of Permitted Disposition;

(o) Liens to secure Indebtedness of Borrowers and Guarantors permitted under clause (j) of the definition of Permitted Indebtedness to finance their insurance premiums on the insurance policies maintained by Borrowers and Guarantors; provided that (i) such Liens shall only encumber the cash surrender value and/or unearned premiums of such insurance and (ii) such Liens shall not in any manner affect the ability of Collateral Agent to obtain or receive payment of proceeds of insurance with respect to any of the Collateral;

(p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or its Subsidiaries in the ordinary course of business in accordance with the past practices of Parent or its Subsidiaries;

(q) Liens on cash securing Indebtedness permitted under (i) clause (g) of the definition of “Permitted Indebtedness”; provided that the aggregate amount of such cash does not exceed $25,000,000, and (ii) clause (h) of the definition of “Permitted Indebtedness”;

(r) Liens on property subject to Sale and Leaseback Transactions to the extent such Sale and Leaseback Transactions are permitted by Section 7.02(v);

(s) security interests in assets of a Loan Party consisting of Equipment or Real Property existing at the time such Loan Party is acquired pursuant to a Permitted Acquisition after the date hereof to secure Indebtedness permitted under clause (t) of the definition of Permitted Indebtedness (and Refinancing Indebtedness in respect thereof); provided, that, each of the following conditions is satisfied: (i) such security interests were not granted and did not arise in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and (ii) the assets subject to such security interests do not include any assets or properties of any Loan Party other than assets or properties of the Loan Party so acquired; and

(t) Liens not otherwise permitted by this definition so long as the aggregate outstanding amount of the obligations secured thereby does not exceed $3,500,000 at any one time.

“Permitted Specified Liens” means Permitted Liens under clauses (a), (b), (c) and (j) of the definition of Permitted Liens.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Plan” means any Employee Plan or Multiemployer Plan.

“Portfolio Company” means any Person (other than a Loan Party or a Subsidiary of a Loan Party) in which any Permitted Holder directly or indirectly owns equity or debt securities and whose day-to-day operations are managed by individuals that are not employees of any Permitted Holder.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 3.0%.

“Pro Forma Balance Sheet” has the meaning ascribed to such term in Section 6.01(g).

“Pro Rata Share” means:

(a) with respect to a Lender’s obligation to make the Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Commitment, by (ii) the Total Commitment, provided that if the Total Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Loan and the denominator shall be the aggregate unpaid principal amount of the Loan, and

(b) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the unpaid principal amount of such Lender’s portion of the Loan, by (ii) the aggregate unpaid principal amount of the Loan.

“Qualified Cash” means the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties maintained in deposit accounts or securities accounts in the name of a Loan Party in the United States, which deposit accounts or securities accounts are subject to control agreements in favor of the Collateral Agent, and which are otherwise in form and substance reasonably satisfactory to the Collateral Agent.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the Facilities and related assets more particularly described in the Mortgages.

“Reference Bank” means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Administrative Agent to the Borrowers’ Representative from time to time.

“Reference Rate” means the greater of (a) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate, and (b) 3.0%. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Refinancing Indebtedness” has the meaning specified therefore in the definition of the term “Permitted Indebtedness.”

“Register” has the meaning specified therefor in Section 12.07(d).

“Registered Loans” has the meaning specified therefor in Section 12.07(d).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

“Replacement Lender” has the meaning specified therefor in Section 4.03(a).

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (b) of the definition thereof) aggregate more than 50%.

“Requirements of Law” means, with respect to any Person, collectively, all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments and awards (including settlements of any claims that if breached, could give rise to a judgment or award), writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Rolling Stock” shall mean all trucks, trailers, tractors, service vehicles, vans, pick up trucks, forklifts, wheel loaders and other mobile equipment and other vehicles, wherever located, which in each case is covered by a Certificate of Title under applicable state law.

“Sale and Leaseback Transaction” shall mean, with respect to a Borrower or Guarantor, or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Borrower or Guarantor or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Security Agreement” means a Pledge and Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders securing the Obligations and delivered to the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Collateral Value” means, as of any date of determination, an amount equal to the sum of (a) Qualified Cash at such time, plus (b) the Net Amount of Accounts Receivable payable to the Loan Parties that are reflected on the balance sheet of the Loan Parties at such time, plus (c) the Value of the Inventory owned by the Loan Parties that is reflected on the balance sheet of the Loan Parties at such time; provided, that the amount of this clause (c) shall be limited to (and shall not exceed) (i) during the period from and including March 2nd through October 31st of each year, an amount equal to the amount of clause (b) at such time, and (ii) during the period from and including November 1st through March 1st of each year, an amount equal to 122.222% of the amount of clause (b) at such time.

“Specified Properties” means, collectively, the real property of the Loan Parties set forth on Schedule 1.01(S) hereto.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means Indebtedness of any Loan Party which (a) has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent, and (b) is otherwise on terms and conditions (including, without limitation, maturity, payment terms, interest rates, covenants, remedies, defaults and other terms) reasonably satisfactory to the Collateral Agent.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such

Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

“Taxes” has the meaning specified therefor in Section 2.08(a).

“Termination Event” means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability with respect to a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Collateral Agent.

“Top Supplier” has the meaning specified therefor in the definition of the term “Material Contracts”.

“Total Commitment” means the sum of the amounts of the Lenders’ Commitments.

“Transferee” has the meaning specified therefor in Section 2.08(a).

“Treasury Rate” means, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the third anniversary of the Effective Date; provided, however, that if the period from the prepayment date to the third anniversary of the Effective Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the prepayment date to the third anniversary of the Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Uniform Commercial Code” has the meaning specified therefor in Section 1.03.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001).

“Value” or “value” shall mean, with respect to Inventory, the net book value thereof, computed in accordance with GAAP; provided, that, for purposes of the calculation of the Specified Collateral Value, the Value of the Inventory shall not include: (x) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Loan Party or (y) write-ups or write-downs in value with respect to currency exchange rates.

“WARN” has the meaning specified therefor in Section 6.01(z).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

Section 1.03 Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to an election under Statement of Financial Accounting Standards 159 (or any similar accounting principal) permitting a Person to value its financial liabilities at the fair market value thereof.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute.

Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.

ARTICLE II

THE LOANS

Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make the Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Commitment.

(b) Notwithstanding the foregoing, the aggregate principal amount of the Loan made on the Effective Date shall not exceed the Total Commitment. Any principal amount of the Loan which is repaid or prepaid may not be reborrowed.

Section 2.02 Making the Loans. (a) The Borrowers’ Representative shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit B hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is three (3) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall specify (i) the principal amount of the proposed Loan, and (ii) the proposed borrowing date, which must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written or telecopied notice believed by the Administrative Agent in good faith to be from the Borrowers’ Representative (or from any Authorized Officer thereof designated in writing purportedly from the Borrowers’ Representative to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.

(c) The Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make the Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make the Loan requested hereunder, and each Lender shall be obligated to make the Loan required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding unpaid principal of the Loans shall be due and payable in full on the Final Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from the Loan made by such Lender, including the amount of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement, and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Collateral Agent and reasonably acceptable to the Borrowers’ Representative. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

Section 2.04 Interest. (a) Loans. The Loans shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Loans plus 9.5%. For the avoidance of doubt, upon the termination of any Interest Period, a new Interest Period shall automatically commence.

(b) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c) Interest Payment. Interest on each Loan shall be payable on the last day of each Interest Period, commencing with the Interest Period commencing on the Effective Date, and at maturity (whether upon demand, by acceleration or otherwise); provided, that if interest on any Loan is calculated at the Reference Rate pursuant to Section 2.12(b), interest on such Loan shall be payable quarterly, in arrears, on the last day of each quarter, commencing on the last day of the quarter following the month in which such Loan commences bearing interest at the Reference Rate and at maturity (whether upon demand, by acceleration or otherwise). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, so long as such Loan (or portion thereof) is paid by the time specified in Section 4.02. Interest at the Post-Default Rate shall be payable on demand, but in no event more frequently than monthly.

(d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05 Reduction of Commitment; Prepayment of Loans.

(a) Reduction of Commitments. The Total Commitment shall terminate upon the earlier to occur of (A) the time at which the Loan is made and (B) 5:00 p.m. (New York City time) on December 2, 2011.

(b) Optional Prepayment.

(i) Payment in Part. The Borrowers may, at any time and from time to time, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Loan in part. The Borrowers shall be obligated to repay the amount stated in the notice on the date set forth in such notice. Each prepayment made pursuant to this clause (b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Loan.

(ii) Prepayment In Full. The Borrowers may, upon at least ten (10) Business Days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations, in full, plus the Applicable Prepayment Premium, if any, payable in connection with such termination of this Agreement, which notice may state that it is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness, in which case such notice of prepayment may be revoked by the Borrowers if such condition is not satisfied. If the Borrowers’ Representative has sent a notice of termination pursuant to this clause (ii) and the notice is not conditioned as described in the prior sentence (or the notice is conditioned and the condition is satisfied), then the Borrowers shall be obligated to repay the Obligations, in full, plus the Applicable Prepayment Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

(c) Mandatory Prepayment.

(i) Subject to the reinvestment rights pursuant to Section 2.05(c)(iv), within two (2) Business Days after receipt by any Loan Party or any of its Subsidiaries of any Net Cash Proceeds from any Disposition by any Loan Party or its Subsidiaries (other than Dispositions made pursuant to clauses (a), (c), (d), (f), (g), (i), (j), (k), (l) or (m) of the definition of Permitted Disposition), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries shall exceed for all such Dispositions $10,000,000 in the aggregate during any Fiscal Year of the Parent and its Subsidiaries. Nothing contained in this subsection (i) shall permit (1) any Loan Party or any of its Subsidiaries to make any Disposition other than a Permitted Disposition, or (2) the aggregate amount of Net Cash Proceeds from Sale Leaseback Transactions which are excluded from the obligation to repay Loans to exceed $10,000,000.

(ii) Subject to the reinvestment rights pursuant to Section 2.05(c)(iv), to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries shall exceed $500,000 in the aggregate (the “Excluded Casualty Proceeds”) during any Fiscal Year of the Parent and its Subsidiaries for all Casualty Events, (A) within two (2) Business Days after the receipt by any Loan Party or any of its Subsidiaries of any Net Cash Proceeds beyond the Excluded Casualty Proceeds which are in excess of $250,000 from any Casualty Event, the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event, and (B) on the last Business Day of each fiscal quarter, the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any of its Subsidiaries during such fiscal quarter that were not required to be paid to the Agents during such fiscal quarter pursuant to clause (A) above.

(iii) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrowers shall prepay the outstanding amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv) Notwithstanding the foregoing, up to $45,000,000 of the Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with Dispositions (other than Net Cash Proceeds resulting from Sale and Leaseback Transactions), and all Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with Casualty Events that would otherwise have been required to be used to prepay the Obligations pursuant to Section 2.05(c)(i) or Section 2.05(c)(ii), as the case may be, shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets or to otherwise reinvest in assets used or useful in such Person’s business; provided that (A) no Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Borrowers’ Representative delivers a certificate to the Administrative Agent on (or prior to) the date such Net Cash Proceeds otherwise would have been required to have been paid to the Agents pursuant to Section 2.05(c)(i) or 2.05(c)(ii) above, stating that such Net Cash Proceeds are intended to be used to replace, repair or restore properties or assets or to otherwise reinvest in assets used or useful in such Person’s business within a period specified in such certificate not to exceed 365days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such Net Cash Proceeds are deposited in a Cash Management Account subject to a Cash Management Agreement in favor of the Collateral Agent or a securities account that is subject to a control agreement in favor of the Collateral Agent, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(i) or Section 2.05(c)(ii), as applicable.

(d) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.11, (iii) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Loans (it being understood that no Applicable Prepayment Premium shall be payable in respect of payments made pursuant to Section 2.05(c)(ii)), and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(e) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

Section 2.06 Fees.

(a) Applicable Prepayment Premium. In the event any repayment of the Loans is made prior to the Final Maturity Date (other than (x) repayments made pursuant to Section 2.05(c)(ii) and (y) repayments of up to $5,000,000 per year and $10,000,000 in the aggregate during the term of this Agreement made pursuant to Section 2.05(c)(i)), including as a result of the termination of this Agreement and repayment of the Obligations at any time prior to the Final Maturity Date, for any reason, including (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default (or, in the case of the occurrence of any Event of Default described in Section 9.01(f) or Section 9.01(g) with respect to any Loan Party, automatically upon the occurrence thereof), (ii) foreclosure and sale of Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such early payment or termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Agents and the Lenders, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, the Applicable Prepayment Premium, measured as of the date of such payment or termination.

(b) Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter.

Section 2.07 [Intentionally Omitted].

Section 2.08 Taxes. (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (A) taxes imposed on or measured by the net income of any Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) and franchise taxes and branch profits taxes imposed on such Agent, Lender or Transferee, in each case, (i) by the jurisdiction (or any political subdivision thereof) in which such Person is organized or has its principal lending office or in which its applicable lending office is located, or (iii) otherwise with which it has a present or former connection giving rise to the imposition of tax (other than connections arising from such Agent, Lender or Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) and (B) any taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with) (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes, an transfer, recording or filing taxes or fees, or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Each Loan Party shall deliver to each Agent and each Lender copies of official receipts or other evidence reasonably satisfactory to the Administrative Agent indicating that such payment has been made, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes.

(d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) agrees that it shall, no later than the Effective Date (or, in the case of a Non-U.S. Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, promptly after the date upon which such non-U.S. Lender becomes a party hereto) deliver to the Agents one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agents and the Loan Parties that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agents in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee, on or before the date such Person becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.08(d) that such Non-U.S. Lender is not legally able to deliver.

(e) The Loan Parties shall not be required to indemnify any Lender, or pay any Additional Amounts to any Lender, in respect of United States Federal withholding tax pursuant to this Section 2.08 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a participation holder hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or Additional Amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or Additional Amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Lender to comply with the provisions of clause (d) above.

(f) Any Agent or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrowers’ Representative or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Agent or such Lender (or Transferee) to disclose any information such Agent or such Lender (or Transferee) deems confidential and would not, in the sole determination of such Agent or such Lender (or Transferee), be otherwise disadvantageous to such Agent or such Lender (or Transferee).

(g) If any Agent or any Lender (or a Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts, pursuant to this Section 2.08, it shall promptly notify the Borrowers’ Representative of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrowers’ Representative, make a claim to such Governmental Authority for such refund at the Loan Parties’ expense. If any Lender or any Agent (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.08, it shall within 30 days from the date of such receipt pay over such refund to the Borrowers’ Representative, net of all out-of-pocket expenses of such Agent or such Lender (or Transferee).

(h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable) such Lender shall deliver to the Administrative Agent such documentation that is reasonably requested by the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

(i) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(j) FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE LOAN IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. REQUESTS FOR INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT ON THE LOAN MAY BE DIRECTED TO BORROWERS’ REPRESENTATIVE AT 2001 BRYAN STREET, SUITE 1600, DALLAS, TX 75201, ATTENTION: CHIEF FINANCIAL OFFICER.

Section 2.09 [Intentionally Omitted].

Section 2.10 [Intentionally Omitted].

Section 2.11 Funding Losses. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense, without duplication, incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or (b) the failure to borrow or prepay any LIBOR Rate Loan on the date specified in any notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Borrowers’ Representative setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.11 shall be conclusive absent manifest error.

Section 2.12 Impracticability or Illegality.

(a) In the event that any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Borrowers’ Representative and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of all of such Lender’s LIBOR Rate Loans then outstanding, and interest upon all Loans of such Lender thereafter shall accrue interest at a rate equal to the Reference Rate plus 8.5%, and (ii) all Loans shall thereafter accrue interest at a rate equal to the Reference Rate plus 8.5% until such Lender determines that it would no longer be unlawful or impractical to do otherwise.

(b) If the Required Lenders determine that for any reason in connection with any LIBOR Rate Loan that (a) deposits are not being offered to banks in the London interbank market for Dollars for the applicable amount and Interest Period, (b) adequate and reasonable means do not exist for determining the LIBOR Rate or (c) the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Rate Loan, the Administrative Agent will promptly so notify the Borrowers’ Representative and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon such notice, (i) the date specified in such notice shall be deemed to be the last day of the Interest Period of all LIBOR Rate Loans then outstanding, and interest upon all Loans thereafter shall accrue interest at a rate equal to the Reference Rate plus 8.5%, and (ii) all Loans shall thereafter accrue interest at a rate equal to the Reference Rate plus 8.5% until such notice is revoked.

Section 2.13 No Requirement to Match Fund. Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Article II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

FEES, PAYMENTS AND OTHER COMPENSATION

Section 4.01 [Intentionally Omitted].

Section 4.02 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 2:00 P.M. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account. All payments received by the Administrative Agent after 2:00 P.M. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of the Borrowers shall be deemed an Obligation hereunder. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent’s discretion; provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

(b) The Administrative Agent shall provide the Borrowers’ Representative, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

Section 4.03 Sharing of Payments, Defaulting Lenders, Etc.

(a) The Collateral Agent shall have the right to permanently replace a Defaulting Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07(b); provided, that any amounts then owing to any Agent from the Defaulting Lender shall be deducted from the purchase price for the Obligations under this Agreement payable to the Defaulting Lender.

(b) Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03(b) may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 4.04 Apportionment of Payments. Subject to any written agreement among the Agents and/or the Lenders:

(a) all payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof, and the audit and collateral monitoring fee provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all proceeds of the Collateral, subject to the provisions of this Agreement: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (including any Applicable Prepayment Premium) and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably to pay interest then due and payable in respect of Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay principal of Collateral Agent Advances until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Loan until paid in full; (vi) sixth, ratably to pay principal of the Loan until paid in full; and (vii) seventh, to the ratable payment of all other Obligations then due and payable.

(c) In each instance, so long as no Event of Default has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrowers specified by the Borrowers’ Representative to the Administrative Agent to be for the payment of Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Loan in accordance with the terms and conditions of Section 2.05.

(d) For purposes of Section 4.04(b), (other than clause (vi)), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof (other than in respect of contingent indemnification and expense reimbursement obligations as to which no claim has been made), including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (vi), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(e) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

Section 4.05 Increased Costs and Reduced Return. (a) If any Lender or any Agent shall have determined that, after the date on which such Person becomes a party to this Agreement, the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Agent or any Person controlling any such Agent or any such Lender with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or any Agent or any Person controlling any such Agent or any such Lender (in each case, whether or not having the force of law) (each a “Change in Law”), shall (i) change the basis of taxation of payments to such Agent or such Lender or any Person controlling such Agent or such Lender of any amounts payable hereunder (except for Taxes or Other Taxes described in Sections 2.08(a) and (c) or any tax specifically excluded from “Taxes” under Sections 2.08(a) and 2.08(c)), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, such Agent, such Lender or any Person controlling such Agent or such or (iii) impose on such Agent or such Lender or any Person controlling such Agent or such Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Agent or such Lender of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Agent or such Lender hereunder, then, upon demand by such Agent or such Lender the Borrowers shall pay to such Agent or such Lender such additional amounts as will compensate such Agent or such Lender for such increased costs or reductions in amount; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, except, in each case, to the extent enacted prior to the date on which such Person becomes a party to this Agreement.

(b) If any Agent or any Lender shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Agent or such Lender or any Person controlling such Agent or such Lender, and such Agent or such Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or such Agent’s, such Lender’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Agent’s or such Lender’s or such other controlling Person’s capital to a level below that which such Agent or such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Agent’s or such Lender’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Agent’s or such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Agent or such Lender, the Borrowers shall pay to such Agent or such Lender from time to time such additional amounts as will compensate such Agent or such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Agent’s, such Lender’s or such other controlling Person’s capital.

(c) A certificate of such Agent or such Lender claiming compensation under this Section 4.05, specifying the event herein above described in reasonable detail and the nature of such event shall be submitted by such Agent or such Lender to the Borrowers’ Representative, setting forth the additional amount due and an explanation of the calculation thereof, and such Agent’s or such Lender’s reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender or Agent to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or Agent’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or Agent pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the Agent, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). The provisions set out in Section 4.05 above shall not apply to the extent any increased cost is already compensated for by an increase in the Reserve Percentage.

Section 4.06 Joint and Several Liability of the Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.06), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.06 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(b) The provisions of this Section 4.06 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.06 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

ARTICLE V

CONDITIONS TO LOANS

Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs and expenses then payable pursuant to Section 2.06(b) and Section 12.04.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) Legality. The making of the Loans shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

(d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

(i) the Contribution Agreement, duly executed by each Loan Party;

(ii) the Disbursement Letter, duly executed by each of the parties thereto;

(iii) the Fee Letter, duly executed by the Borrowers;

(iv) the Intercompany Subordination Agreement, duly executed by each Loan Party;

(v) a Security Agreement and a Perfection Certificate, in each case, duly executed by each Loan Party, together with the original stock certificates representing all of the common stock of such Loan Party’s subsidiaries and all intercompany promissory notes of such Loan Parties, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(vi) (A) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement and (B) evidence reasonably satisfactory to the Collateral Agent of the filing of such UCC-1 financing statements (it being understood that such evidence need not include file-stamped copies of the financing statements);

(vii) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (vii) above, together with copies of such financing statements, and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, shall not show any such Liens (other than Permitted Liens and Liens in respect of the Existing Credit Facility);

(viii) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(ix) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(x) a certificate of the appropriate official(s) of the jurisdiction of organization and each jurisdiction of foreign qualification of each Loan Party (other than foreign jurisdictions where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect) certifying as of a recent date not more than 45 days prior to the Effective Date as to the subsistence in good standing of, and, to the extent available to be included in such certificate, the payment of taxes by, such Loan Party in such jurisdictions, and bringdowns thereof from the jurisdiction of organization of each Loan Party on the Effective Date;

(xi) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

(xii) a copy of the Governing Documents of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

(xiii) an opinion of Skadden Arps Slate Meagher & Flom LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request

(xiv) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 5.01;

(xv) a copy of (A) the Financial Statements, (B) the Pro Forma Balance Sheet, and (C) the financial projections described in Section 6.01(g) hereof, certified as true and correct copies thereof (or references thereto) by an Authorized Officer of the Parent;

(xvi) a certificate of the chief financial officer of the Parent, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 7.03 as of October 31, 2011;

(xvii) a certificate of the chief financial officer of the Parent, certifying as to the solvency of the Loan Parties, taken as a whole, which certificate shall be reasonably satisfactory in form and substance to the Collateral Agent;

(xviii) evidence of the insurance coverage required by Section 7.01 and the terms of the Security Agreement, together with endorsements evidencing that the Collateral Agent has been named as additional insured and loss payee thereunder;

(xix) copies of the Floating Rate Note Documents, the L/C Facility and the other material written documents (other than purchase orders) with respect to the Top Suppliers as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Parent;

(xx) evidence of the payment in full of all Indebtedness under the Existing Credit Facility (it being understood that the letters of credit issued thereunder shall be backstopped by letters of credit issued under the L/C Facility), together with (A) termination and release agreements, (B) satisfaction of mortgages, (C) a terminations of security interest in intellectual property, and (D) UCC-3 termination statements;

(xxi) evidence, in form and substance reasonably satisfactory to the Collateral Agent that Wachovia Bank, National Association has been removed as Priority Collateral Trustee as defined in and in accordance with the terms of the Collateral Trust Agreement, and the Collateral Agent has been appointed as Priority Collateral Trustee as defined in and in accordance with the terms of the Collateral Trust Agreement, including, without limitation, evidence of the execution and delivery of the Collateral Trust Agreement Documents by each of the parties thereto;

(xxii) the Officers’ Certificate (as defined in the Collateral Trust Agreement) described in clause (1) of the definition of “Priority Lien Debt” in the Collateral Trust Agreement;

(xxiii) such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance reasonably satisfactory to the Agents, as the Agents may request with respect to the Loan Parties’ cash management system; and

(xxiv) a duly executed Notice of Borrowing pursuant to Section 2.02 hereof.

(e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2010 which could reasonably be expected to have a Material Adverse Effect.

(f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans shall have been obtained and shall be in full force and effect.

(g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(h) Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. As of the Effective Date, each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable to such Borrower or Guarantor under the laws of the relevant state or jurisdiction) in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents in any respect or any applicable Requirement of Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval that is necessary to its operations or any of its properties.

(c) Governmental and Other Approvals. Other than (i) the filings necessary to perfect the security interests in favor of the Collateral Agent contemplated hereby, or (ii) as to which the failure to obtain could not reasonably be expected to result in a Material Adverse Effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required in connection with (A) the due execution, delivery and performance by any Loan Party of any Loan Document to which it is a party, (B) the grant by any Loan Party of the security interest purported to be created under any Loan Document in the Collateral or (C) the exercise by the Collateral Agent of any of its rights and remedies under any Loan Document, in accordance with the terms thereof and applicable law, except, in the case of this clause (C), as may be required in connection with any sale of any Equity Interests by laws affecting the offering and sale of securities generally or in connection with any notice to any Person expressly provided for in any Loan Document.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e) Subsidiaries. Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Equity Interests of such Subsidiaries of the Parent in existence. All of the issued and outstanding shares of Equity Interests of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All such Equity Interests are owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens (other than Permitted Liens described in clauses (a), (b) and (j) of the definition of Permitted Liens). There are no (i) outstanding debt or equity securities, (ii) outstanding obligations convertible into or exchangeable for, (iii) warrants, options or other rights for the purchase or acquisition from, or (iv) other obligations of any Subsidiary, in each case, to issue, directly or indirectly, any shares of Equity Interests of any Subsidiary of the Parent.

(f) Litigation. There is no pending or, to the knowledge of any Loan Party, threatened (in writing) action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction hereunder or thereunder.

(g) Financial Condition.

(i) The Financial Statements, copies of which have been delivered to each Agent, fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP except for, with respect to the interim financial statements, the absence of footnotes and customary year-end adjustments, and, except as disclosed in the interim financial statements, since December 31, 2010 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) The Parent has heretofore delivered to each Agent the unaudited pro forma consolidated balance sheet of the Parent and its Subsidiaries as of October 31, 2011 (the “Balance Sheet Date”) after giving effect to the transactions contemplated to occur on the Effective Date as if they had occurred on the Balance Sheet Date (the “Pro Forma Balance Sheet”). Such Pro Forma Balance Sheet accurately reflects, to Parent’s knowledge, all adjustments (other than immaterial adjustments) required to be made to give effect to the transactions contemplated to occur on the Effective Date and presents fairly in all material respects the pro forma consolidated financial position of the Parent and its Subsidiaries as of the Balance Sheet Date, assuming that the transactions contemplated to occur on the Effective Date had occurred at the Balance Sheet Date.

(iii) The Parent has heretofore furnished to each Agent (A) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from September 30, 2011 through December 31, 2013, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2014 and 2015. Such projections shall be believed by the Parent at the time furnished to be reasonable, shall have been prepared in light of the past operations of the business of Parent and are based upon estimates and assumptions stated therein, all of which Parent believes to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Parent of the future financial performance of Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein.

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any domestic or foreign material Requirement of Law, including, without limitation, any material Environmental Laws, any material statute, legislation or treaty, any material guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any Governmental Authority, in each case, applicable to it or any of its property or assets, except where the failure to so comply could not reasonably be expected to have material consequences to the Loan Parties, or (iii) any material term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(i) ERISA. (i) Each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form

5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct in all material respects and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has with respect to an Employee Plan (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, section 601 of ERISA or other applicable law, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.

(j) Taxes, Etc. All Federal and all material state and local tax returns and other material reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party in an aggregate amount in excess of $2,000,000 and which are due and payable have been paid, other than any taxes that are being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof; provided that appropriate reserves are maintained on the books of the relevant Loan Party in conformity with GAAP.

(k) Regulations T, U and X. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(l) Nature of Business. No Loan Party is engaged in any business other than supplying, manufacturing and installing structural and other building products for new construction in the United States or any business reasonably related or incidental thereto or constituting a reasonable extension thereof.

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person if the failure to have or be in compliance therewith could reasonably be expected to result in a Material Adverse Effect. All of the permits, licenses, authorizations, approvals, entitlements and accreditations are valid and subsisting and in full force and effect, except where the failure to be so valid and subsisting could not be reasonably expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or, to the knowledge of any Loan Party, threatened in writing that seek the revocation, cancellation, suspension or modification of any of the permits, licenses, authorizations, approvals, entitlements and accreditations where any of the same would have a Material Adverse Effect.

(o) Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are maintained in accordance with industry standards.

(p) Full Disclosure. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole and when furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(q) Operating Lease Obligations. On the Effective Date, none of the Loan Parties has any Operating Lease Obligations having payment obligations in excess of $50,000 per Fiscal Year, other than the Operating Lease Obligations disclosed in writing to the Collateral Agent prior to the Effective Date.

(r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (ii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened in writing or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) to the knowledge of each Loan Party, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) no property now or, to the knowledge of each Loan Party, formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (v) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vi) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (vii) no Loan Party has received any written notification pursuant to any Environmental Laws that (A) any work, repairs, construction or capital expenditures are required to be made in respect thereof as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(s) Insurance. Each Loan Party maintains the insurance required by Section 7.01(h). All insurance maintained by each Loan Party on the Effective Date has been disclosed to the Collateral Agent in writing prior to the Effective Date.

(t) Use of Proceeds. The proceeds of the Loans shall be used to (a) refinance existing indebtedness of the Borrowers, (b) pay fees and expenses in connection with the transactions contemplated hereby, (c) fund working capital of the Borrowers, and (d) for general corporate purposes.

(u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to the Loan, the Loan Parties on a consolidated basis are Solvent.

(v) [Intentionally Omitted.]

(w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications and other intellectual property rights that are necessary in all material respects for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, and all such intellectual property owned by a Loan Party is subsisting and, to the knowledge of such Loan Party, valid and enforceable, has not been abandoned, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting such Loan Party’s rights thereto, except, in each case, for such failure to possess such rights, infringements, conflicts, nonsubsistence, invalidity, unenforceability, abandonment or outstanding orders, judgments or decrees, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6.01(w) hereto, no such intellectual property is the subject of any material licensing agreement as to which a Loan Party is a party. Set forth on Schedule 6.01(w) is a complete and accurate list of all such material licenses patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications and other intellectual property rights of each Loan Party. To the knowledge of any Loan Party, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Loan Party infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person in any material respect, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened in writing, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x) Material Contracts. The Loan Parties have delivered to the Collateral Agent a complete and accurate list of the Top Suppliers and a list of the material written documents with respect thereto, and copies thereof to the extent requested by the Collateral Agent. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally and (ii) except (A) as disclosed to the Agents in writing prior to the Effective Date, and (B) to the extent of good faith disputes, is not in material default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

(y) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(z) Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened in writing against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or (iii) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) [Intentionally Omitted].

(bb) No Bankruptcy Filing. No Loan Party is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party’s assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

(cc) Interrelated Business. The Loan Parties make up a related organization of various entities constituting a single economic and business enterprise so that the Loan Parties share an identity of interests such that any benefit received by any one of them benefits the others. From time to time each Loan Party may render services to or for the benefit of the other Loan Parties, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties (including inter alia, the payment by such Loan Party of creditors of the other Loan Parties and guarantees by such Loan Party of indebtedness of the other Loan Parties and provides administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties). The Loan Parties have the same chief executive office, centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

(dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(dd) sets forth a complete and accurate list of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party (identifying the chief place of business of each Loan Party), (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

(ee) [Intentionally Omitted]

(ff) Security Interests. The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. To the extent provided in the Security Agreement, upon the filing of the UCC-1 financing statements described in Section 5.01(d) and the recording of the Collateral Assignments for Security referred to in the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (subject only to Permitted Liens), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

(gg) Classification as Priority Lien Obligations; etc. The Obligations constitute “Priority Lien Obligations” under and as defined in the Collateral Trust Agreement and constitute “Senior Indebtedness” and “Designated Senior Indebtedness” (or any comparable term) under and as defined in any agreement governing any outstanding Subordinated Indebtedness, and the subordination provisions set forth in the Collateral Trust Agreement and each such other agreement are legally valid and enforceable against the parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally. Except for the Obligations there are no other “Priority Lien Obligations”. Except for Collateral Agent, there is no, and there shall not at any time be any, other “Priority Lien Representative” or “Priority Collateral Trustee” under and as defined in the Collateral Trust Agreement. The Collateral Agent is the “Priority Lien Representative” and “Priority Collateral Trustee” under the Collateral Trust Agreement. The outstanding amount of the Obligations under the Financing Agreement does not exceed the “Priority Lien Cap” under and as defined in the Floating Rate Note Indenture. Except for the obligations under the Floating Rate Note Documents, there is no other “Parity Lien Debt” under and as defined in the Collateral Trust Agreement. Except for the Floating Rate Note Collateral Trustee, there is no other Parity Collateral Trustee or Parity Lien Representative (as each such term is defined in the Collateral Trust Agreement). The Liens and security interests of Collateral Agent securing the Obligations constitute Permitted Liens (as defined in the Floating Rate Note Indenture). No Borrower or Guarantor has granted control to any Parity Lien Trustee or Parity Lien Representative with respect to any deposit account, investment account, securities account, commodity account or similar account, other than any account for which such Borrower or Guarantor has granted control to both the Priority Collateral Trustee and the Parity Collateral Trustee pursuant to a single account control agreement.

(hh) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, and, taken as a whole, (i) is correct and accurate (other than immaterial errors), and (ii) does not omit to state any material fact necessary to make the information contained therein not materially misleading.

(ii) Anti-Terrorism Laws.

(i) General. None of the Loan Parties nor, to the knowledge of any Loan Party, any Affiliates of any Loan Parties (other than Portfolio Companies of the Permitted Holders), is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws.

(ii) None of the Loan Parties, nor, to the knowledge of any Loan Party, any Affiliates of any Loan Parties (other than Portfolio Companies of the Permitted Holders) is any of the following (each a “Blocked Person”):

(A) a Person that is prohibited pursuant to any of the OFAC Sanctions Programs, including a Person named on OFAC’s list of Specially Designated Nationals and Blocked Persons;

(B) a Person that is controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in (A), above;

(C) a Person with which any U.S. Person is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(D) a Person that is affiliated or associated with a Person described in (A) through (C), above;

(iii) To the best of their knowledge, none of the Loan Parties (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

(jj) No Default. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

ARTICLE VII

COVENANTS OF THE LOAN PARTIES

Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to Administrative Agent:

(i) within 45 days after the end of the first three fiscal quarters of the Parent and its Subsidiaries of each Fiscal Year commencing with fiscal quarter ending

March 31, 2012, unaudited consolidated financial statements (including balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries) as at the end of such quarter, and setting forth in each case in comparative form the figures for the corresponding date or period set forth in (x) the financial statements for the immediately preceding Fiscal Year and (y) the budget delivered pursuant to clause (vii) of this Section 7.01(a), all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(ii) within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of PricewaterhouseCoopers LLP, Deloitte & Touche, Ernst & Young, KPMG, or such other independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Collateral Agent (which opinion shall be without (A) a “going concern” or like qualification or exception (provided that any “going concern” or like qualification or exception to the extent arising from the maturity of the Loans or the L/C Facility (or any refinancing or replacement thereof) or any projected financial covenant default under this Agreement shall not constitute a violation of this clause (a)(ii)), or (B) any qualification or exception as to the scope of such audit, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(iii) within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, unaudited consolidated financial statements (including balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries) as at the end of such fiscal month, and setting forth in each case in comparative form the figures for the corresponding date or period set forth in (x) the financial statements for the immediately preceding Fiscal Year and (y) the projections delivered pursuant to clause (vii) of this Section 7.01(a), all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto, (B) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03, and (C) in the case of financial statements delivered pursuant to Section 7.01(a)(ii), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by the Loan Parties, and (2) an updated Perfection Certificate identifying any such changes to the information contained in the most recently delivered Perfection Certificate.

(v) within 15 Business Days after the end of each fiscal month of the Parent and its Subsidiaries (the last Business Day of such fiscal month being the “Report Date”), commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, reports in form and detail reasonably satisfactory to the Collateral Agent and certified by an Authorized Officer of the Borrowers’ Representative as being accurate and complete in all material respects, setting forth

(A) the calculation of the Specified Collateral Value as of the last Business Day of the immediately preceding fiscal month and the calculation of Qualified Cash as of each Business Day of the immediately preceding fiscal month;

(B) (1) the consolidated Accounts Receivable aging by geographic market as of the Report Date, (2) Account Receivable aging for any customer with a balance in excess of $300,000 as of the Report Date, (3) Account Receivable aging for any customer account with a balance more than 60 days past due in excess of $50,000 which is also greater than 10% of the customer’s total balance as of the Report Date, (4) a “gross-to-net” reconciliation between all Accounts Receivable and the Net Amount of Accounts Receivable (and in any event, including progress billings) as of the Report Date and (5) a reconciliation of the schedule delivered under (v)(B)(4) with the general ledger as of the Report Date;

(C) the aggregate balance of all accounts payable of the Loan Parties as of Report Date and identifying each account payable by Loan Party and vendor in an amount in excess of $250,000 (and listing the amount and age of each such account payable as of the Report Date);

(D) the aggregate Value of all Inventory of the Loan Parties as of the Report Date, showing a breakdown of such Inventory by category and amount, the value thereof (by location), and including turnover by location and category;

(E) a summary aging of all installation jobs in progress by customer; and

(F) such other information as the Collateral Agent may reasonably request, in detail and in form reasonably satisfactory to the Collateral Agent;

(vi) within fifteen (15) Business Days after the end of each calendar month), on a monthly basis, a certificate of an Authorized Officer of the Borrowers’ Representative consisting of: (A) a statement confirming the payment of rent and other amounts due to owners and lessors of real property (including amounts in excess of $25,000 owing to warehouses, processors and other third parties in possession of Collateral) used by any Borrower in the immediately preceding month, subject to year-end or monthly percentage rent payment adjustments, except as specifically described in such certificate, (B) the addresses of all distribution center locations of Borrowers and Guarantors acquired or opened since the date of the most recent certificate delivered to Collateral Agent containing the information required under this clause, and (C) a statement that all sales and use taxes have been paid when due as of the date of the certificate, except as specifically described in such certificate;

(vii) not later than 60 days after the beginning of each Fiscal Year, an annual budget for the Parent and its Subsidiaries for such Fiscal Year, prepared on a monthly basis and otherwise in form reasonably satisfactory to the Collateral Agent, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

(viii) promptly following the date on which any Loan Party obtains knowledge thereof, notice of the commencement by any Governmental Authority of any criminal proceeding, or any civil proceeding in which the penalties could reasonably be expected to exceed $500,000, and thereafter, promptly following a reasonable request by the Collateral Agent therefor, copies of all documents furnished to such Governmental Authority in connection with such investigation, to the extent the Loan Parties are able to identify such documents and are able to provide the Collateral Agent such documents under applicable law;

(ix) within 3 Business Days after any Loan Party obtains knowledge of the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrowers’ Representative setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action, if any, which the affected Loan Party proposes to take with respect thereto;

(x) (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrowers’ Representative setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;

(xi) not later than five (5) Business Days after any Loan Party obtains knowledge that service of process has been made upon any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator that could reasonably be expected to have a Material Adverse Effect; provided, that if the service of process that is made upon any Loan Party does not contain the relevant pleadings, such five (5) Business Day period shall be extended an additional five (5) Business Days;

(xii) within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party (other than notices in connection with Dispositions of Equity Interests of the Parent);

(xiii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

(xiv) promptly upon receipt thereof, copies of all management letters, if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

(xv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as Collateral Agent may from time to time may reasonably request.

To the extent any documents required to be delivered pursuant to this Section 7.01(a) are included in materials otherwise filed with the Securities and Exchange Commission, such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on a Loan Party’s behalf on an Internet or intranet website, if any, to which each Lender and Agent has access (whether commercial, third-party website or whether sponsored by Agent).

(b) Additional Guaranties and Collateral Security. Cause:

(i) each Domestic Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent (A) within ten (10) Business Days after the formation, acquisition or change in status thereof (or within such additional period of time reasonably consented to by the Collateral Agent), (1) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (2) a Perfection Certificate with respect to such Subsidiary, and (3) a supplement to the Security Agreement, together with (x) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary (subject to the limitations set forth below with respect to Equity Interests of Foreign Subsidiaries), and (y) undated stock powers executed in blank, and (B) promptly following request therefor, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii) each owner of the Equity Interests of any such Subsidiary to execute and deliver (A) within ten (10) Business Days after the formation or acquisition of such Subsidiary (or within such additional period of time reasonably consented to by the Collateral Agent) a Pledge Amendment (as defined in the Security Agreement), together with (1) certificates evidencing all of the Equity Interests of such Subsidiary, and (2) undated stock powers or other appropriate instruments of assignment executed in blank, and (B) promptly following request therefor, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent.

Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above); provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by a Loan Party, such Loan Party shall deliver, all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent, a pledge agreement governed by the laws of the jurisdiction of organization of such Foreign Subsidiary), and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party.

(c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all material Requirements of Law (including, without limitation, all material Environmental Laws), except to the extent such failure could not reasonably be expected to result in material consequence to the Loan Parties, such compliance to include, without limitation, (A) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties in an aggregate amount in excess of $5,000,000 (excluding such amounts that are (i) being contested in good faith by appropriate proceedings diligently pursued, which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and for which appropriate reserves are maintained on the books of the relevant Loan Party in conformity with GAAP, or (ii) determined to be delinquent only following an audit, so long as immediately following the conclusion of such audit such amounts are either paid or contested as described in clause (i) above), and (B) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent such claims are being contested in good faith by appropriate proceedings diligently pursued, which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and for which appropriate reserves are maintained on the books of the relevant Loan Party in conformity with GAAP).

(d) Preservation of Existence, Etc. Except as otherwise expressly permitted by Section 7.02(c), (i) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, (ii) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve its rights and privileges (other than existence), and all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary in the proper conduct of its business, and (iii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, in the case of clauses (ii) and (iii), to the extent that the failure to maintain and preserve the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries in all material respects made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Agents (acting together) at any time and from time to time, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct Collateral Examinations, and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case, in a manner so as not to unduly disrupt the business of the Loan Parties. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f). The Borrowers agree to pay the reasonable costs (including all fees, out-of-pocket costs and reasonable expenses incurred in connection therewith) of all such visits, inspections, Collateral Examinations and discussions conducted by or on behalf of the Agents; provided, that notwithstanding the foregoing, so long as no Event of Default is continuing, (i) the Borrowers shall not be required to pay for more than two (or in the case of the first Fiscal Year following the Effective Date, one) Collateral Examinations during any Fiscal Year, (ii) the Agents shall not be permitted to conduct more than three (or in the case of the first Fiscal Year following the Effective Date, two) Collateral Examinations during any Fiscal Year (including those Collateral Examinations described in clause (i) above) (it being understood that multiple types of Collateral Examinations that are conducted simultaneously shall constitute a single Collateral Examination), (iii) the Agents shall not be permitted to conduct more than two visits and inspections during any Fiscal Year, and (iv) such visits, inspections, Collateral Examinations and discussions will be scheduled during normal business and upon reasonable notice to the Loan Parties.

(g) Maintenance of Properties, Etc. Maintain and preserve in all material respects, and cause each of its Subsidiaries to maintain and preserve in all material respects, all of its material properties which are necessary in the proper conduct of its business in good working order and condition consistent with industry standards, ordinary wear and tear and casualty excepted and subject to the ability to consummate Permitted Dispositions, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all Material Leases (other than lease locations where the Value of Inventory is less than $200,000) to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder (other than (i) leased property subject to a landlord waiver or collateral access agreement in favor of the Collateral Agent, (ii) leases that are being contested in good faith and (iii) such leases as disclosed to the Collateral Agent on or prior to the Effective Date).

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies reasonably satisfactory to the Collateral Agent, with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by companies of established reputation engaged in the same or a similar business and, in any event, which (i) is required by any Governmental Authority having jurisdiction with respect thereto, and (ii) provides coverage that is not less (taking into account amount of insurance, self insured retention amounts and deductibles) in any material respect than the insurance coverage maintained by the Loan Parties and their Subsidiaries on the Effective Date, unless (x) otherwise approved by the Collateral Agent, (y) such insurance is no longer available, or (z) such insurance is no longer available on commercially reasonable terms. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and the Loan Parties shall use commercially reasonable efforts to have such certificates provide for not less than 30 days’ prior written notice to the Collateral Agent of the exercise of any right of cancellation. Each Loan Party will, if so reasonably requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate insurance policies and, as often as the Collateral Agent may reasonably request, a report of an insurance broker with respect to such insurance. If any Loan Party or any of its Subsidiaries fails to maintain the insurance required hereunder, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims (it being understood that to the extent practicable, the Collateral Agent shall use commercially reasonable efforts to provide prior notice of its intent to arrange for such insurance, but the failure to provide such notice shall not result in a breach of this Agreement or affect the Borrowers’ reimbursement obligations hereunder). Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) [Intentionally Omitted].

(j) Environmental. (i) Provide written notice to the Collateral Agent within five (5) Business Days after any Loan Party obtains knowledge of any material Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required at property owned by a Loan Party and to the extent required of a Loan Party at leased property under applicable Environmental Laws to abate said Release; (ii) provide the Collateral Agent with written notice within 10 days of the receipt of any of the following: (A) notice that a material Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) written notice of commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and (C) written notice of a violation, citation or other administrative order which could reasonably be expected to have a Material Adverse Effect; and (iii) upon the occurrence and during the continuance of an Event of Default, within ten (10) Business Days following the request of the Collateral Agent therefor, retain an independent firm satisfactory to the Collateral Agent to perform, and cooperate with such firm in its performance of, an ASTM 1527-00 Phase I Environmental Site Assessment (“Phase I ESA”) (and, if requested by the Collateral Agent based upon the results of such Phase I ESA, an ASTM 1527-00 Phase II Environmental Site Assessment) of each Facility subject to a Mortgage.

(k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent may reasonably require from time to time in order (i) to carry out the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries (other than Excluded Property), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.

(l) Change in Collateral; Collateral Records. Give the Collateral Agent not less than 10 days’ (or such shorter time as the Collateral Agent may agree) prior written notice of any change in the location of any Collateral with a value in excess of $500,000, other than to locations identified to the Collateral Agent in writing prior to the Effective Date or other locations that the Collateral Agent has previously been notified of pursuant to this Section 7.01(l); provided, that no such Collateral may be moved unless all actions have been taken to grant to the Collateral Agent a perfected first priority security interest in such Collateral (subject to Permitted Liens).

(m) Landlord Waivers; Collateral Access Agreements. At any time any Collateral (other than Collateral in transit) with a book value in excess of $500,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance reasonably satisfactory to the Collateral Agent.

(n) Subordination. Cause all Indebtedness (other than the Floating Rate Notes) now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance reasonably satisfactory to the Collateral Agent.

(o) After Acquired Real Property. Within five (5) Business Days following the acquisition (whether made directly or owned by a Subsidiary that is acquired after the Effective Date) of any fee owned interest in any real property (wherever located) (each such interest being an “After Acquired Property”) with a purchase price in excess of $2,000,000, so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and the purchase price of such real property. The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below; provided that the Collateral Agent may not require a Mortgage on such real property to the extent there is a Lien thereon pursuant to clause (e) of the definition of Permitted Liens. Upon receipt of such notice requesting a Mortgage, the Person that has acquired such After Acquired Property shall promptly (and in any event, within 30 days) furnish to the Collateral Agent the following, each in form and substance reasonably satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, duly executed by such Person and in recordable form, accompanied by all necessary recording taxes and other filing fees; (ii) a Title Insurance Policy, (iii) unless the issuer of the Title Insurance Policy is willing to issue such policy without a survey exception, a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (iv) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, and (v) such other documents or instruments (including opinions of counsel) as the Collateral Agent may reasonably require. The Borrowers shall pay all actual out-of-pocket fees and expenses actually incurred, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(o).

(p) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31st of each calendar year unless the Collateral Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement with respect to which the Collateral Agent is hereby authorized to make without any further Lender consent).

(q) Lenders Meetings. Upon the request of Administrative Agent or Required Lenders, participate in quarterly conference calls with the Administrative Agent and the Lenders, in each case at such times as may be agreed to by Borrowers’ Representative and Administrative Agent.

(r) License Agreements.

(i) With respect to a material License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise necessary for the manufacture, sale or distribution of any Inventory or the collection of Account Receivables (other than an off-the-shelf product with a shrink wrap license or that is generally available), (A) give Collateral Agent not less than sixty (60) days prior written notice of its intention to not renew or to terminate, cancel, surrender or release its rights under any such License Agreement, or to amend any such License Agreement or related arrangements to limit the scope of the right of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement in any material respect, either with respect to product, territory, term or otherwise, or to increase in any material respect the amounts to be paid by such Borrower or Guarantor thereunder or in connection therewith, (B) give Collateral Agent prompt written notice of any such License Agreement entered into by such Borrower or Guarantor after the date hereof, or any material amendment to any such License Agreement existing on the date hereof, in each case together with a true, correct and complete copy thereof and such other information with respect thereto as Collateral Agent may in good faith request, (C) give Collateral Agent prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by the Borrower or Guarantor that is the licensee or any other party under any such License Agreement, and deliver to Collateral Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and any other notice received or delivered by such Borrower or Guarantor in connection with any such a License Agreement that relates to the scope of the right, or the continuation of the right, of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement or the amounts required to be paid thereunder.

(ii) With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise necessary for the manufacture, sale or distribution of any Inventory or the collection of Account Receivables (other than an off-the-shelf product with a shrink wrap license or that is generally available), at any time an Event of Default shall exist or have occurred and be continuing, Collateral Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Collateral Agent or in the name and behalf of such Borrower or Guarantor, subject to and in accordance with the terms of such License Agreement. Collateral Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

(s) Maintenance of Ratings. Promptly following the request of the Required Lenders, (i) use commercially reasonable efforts to obtain (and thereafter maintain) ratings (which, at the request of the Collateral Agent, may include a shadow rating) issued by a rating agency satisfactory to the Collateral Agent with respect to the Loans and the Loan Parties, and (ii) pay all reasonable and customary out-of-pocket costs in connection with obtaining and/or maintaining such rating.

(t) Anti-Terrorism Laws.

(i) Undertake reasonable steps to ensure that it does not:

(A) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person;

(B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs;

(C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA PATRIOT Act or any other Anti-Terrorism Law;

(D) permit any of their respective Subsidiaries to do any of the foregoing; and

(ii) deliver to the Lenders any certification and other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrowers’ compliance with this Section 7.01(t)

(u) Post-Closing Deliverables.

(i) Within 30 days following the Effective Date (or such later date as the Collateral Agent may agree), deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, (A) evidence that the operating agreement of each Loan Party organized under the laws of the State of Delaware has been amended to permit the Collateral Agent to become a member of such Loan Party in connection with the exercise of its enforcement rights and remedies, and (B) revised property insurance certificates and lender loss payable endorsements in favor of the Collateral Agent with respect to the property insurance required to be maintained by the Loan Parties under the Loan Documents; and

(ii) Within 60 days following the Effective Date (or such later date as the Collateral Agent may agree), deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, the following documents:

(A) Mortgages, duly executed by the applicable Loan Party and in recordable form with respect to each Facility (other than those Facilities identified with an asterisk on Schedule 1.01(F)), accompanied by all necessary recording taxes and other filing fees;

(B) except with respect to the Specified Properties, a Title Insurance Policy with respect to each Mortgage, dated as of the date of each Mortgage;

(C) to the extent requested by the issuer of the Title Insurance Policies, and to the extent that the Loan Party is able to make the required factual statements contained therein, certifications and/or indemnities in favor of such issuer to the extent necessary for such issuer to remove the so-called “survey exception” from the Title Insurance Policies issued in respect of Facilities for which a survey is available;

(D) evidence of the insurance coverage required by each Mortgage, together with endorsements evidencing that the Collateral Agent has been named as additional insured and loss payee thereunder;

(E) an opinion of counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request in connection with the Mortgages to be delivered pursuant to Section 7.01(u)(ii)(A) above; and

(F) evidence that (1) all funds in each deposit account and securities account maintained by any Loan Party at Wells Fargo Bank, N.A. have been transferred to a Cash Management Account that is subject to a Cash Management Agreement, and (2) the Loan Parties have used commercially reasonable efforts to permanently close each deposit account and securities account maintained by any Loan Party at Wells Fargo Bank, N.A.

Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing, unless such agreement is expressly conditioned upon obtaining the consent of the Lenders hereunder (in the percentages required by Section 12.02 hereof), without penalty to any Loan Party or any Subsidiary for failing to obtain such consent), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing, unless such agreement is expressly conditioned upon obtaining the consent of the Lenders hereunder (in the percentages required by Section 12.02 hereof)), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

(i) any Loan Party may be merged into or may consolidate with, any other Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Collateral Agent at least 10 days’ prior written notice of such merger or consolidation, accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation, (E) if the Parent is a party to such merger or consolidation, the Parent is surviving Person, and (F) at least one Borrower shall remain in existence following such merger or consolidation;

(ii) any Loan Party and its Subsidiaries may consummate (A) Permitted Dispositions, so long as the Net Cash Proceeds therefrom are applied to repay the Loans to the extent required by Section 2.05(c)(i), (B) Permitted Investments, and (C) Permitted Acquisitions; and

(iii) any Subsidiary of Parent may wind up, liquidate and dissolve; provided, that, each of the following conditions is satisfied, (A) Collateral Agent shall have received not less than five (5) Business Days’ prior written notice of the intention to wind up, liquidate or dissolve, with such information with respect thereto as Collateral Agent may reasonably require, (B) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (C) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable material laws and regulations, (D) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to another Loan Party, free and clear of any Liens, restrictions or encumbrances other than the security interest and Liens of Collateral Agent or as are otherwise permitted hereunder (and Collateral Agent shall have received such evidence thereof as Collateral Agent may reasonably require) and

Collateral Agent shall have received such deeds, assignments or other agreements as Collateral Agent may reasonably request to evidence and confirm the transfer of such assets and Collateral Agent shall maintain and have a perfected security interests in and Liens upon all such assets and properties as so transferred on the same terms and with the same priority, (E) Collateral Agent shall have received all material documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (F) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (G) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and (H) at least one Borrower shall remain in existence following any such dissolution.

(d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

(e) Loans, Advances, Investments, Etc. Make (or commit or agree to make, unless such commitment or agreement is expressly conditioned upon obtaining the consent of the Lenders hereunder (in the percentages required by Section 12.02 hereof), without penalty to any Loan Party or any Subsidiary for failing to obtain such consent) any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in (or commit or agree to hold or invest in, unless such commitment or agreement is expressly conditioned upon obtaining the consent of the Lenders hereunder (in the percentages required by Section 12.02 hereof), without penalty to any Loan Party or any Subsidiary for failing to obtain such consent), or purchase or otherwise acquire (or commit or agree to purchase or otherwise acquire unless such commitment or agreement is expressly conditioned upon obtaining the consent of the Lenders hereunder (in the percentages required by Section 12.02 hereof), without penalty to any Loan Party or any Subsidiary for failing to obtain such consent) any shares of the Equity Interests, bonds, notes, debentures or other securities of, or make (or commit or agree to make unless such commitment or agreement is expressly conditioned upon obtaining the consent of the Lenders hereunder (in the percentages required by Section 12.02 hereof), without penalty to any Loan Party or any Subsidiary for failing to obtain such consent) any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) loans and advances by Loan Parties to Subsidiaries of Loan Parties that are not Loan Parties, made in the ordinary course of business and not exceeding in the aggregate at any one time outstanding $2,500,000, (ii) Permitted Investments, and (iii) Permitted Acquisitions.

(f) Lease Obligations. Permit the aggregate amount of Operating Lease Obligations payable by the Parent and its Subsidiaries during any Fiscal Year to exceed $40,000,000; provided, that there shall be no limitation on the aggregate amount of Operating Lease Obligations payable by the Parent and its Subsidiaries at any time when the Specified Collateral Value is greater than $200,000,000.

(g) [Intentionally Omitted].

(h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (iv) return any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, that (A) any Subsidiary of Parent may make dividends and other distributions to any Borrower or Guarantor; (B) each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person or options, warrants or other rights to purchase or receive Equity Interests or options, warrants or other rights to purchase or receive Equity Interests, or exchange Equity Interests or options, warrants or other rights to purchase or receive Equity Interests for Equity Interests, or options, warrants or other rights to purchase or receipt Equity Interests, in each case, so long as no Change of Control would result therefrom, (C) so long as no Event of Default has occurred and is continuing or would result from such payment or transaction, Parent may make payments to repurchase or redeem Equity Interests and options to purchase Equity Interests of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Loan Party, upon their death, disability, retirement, severance or termination of employment or service; provided, that, the aggregate cash consideration paid for all such payments, repurchases or redemptions, together with the aggregate amounts paid under clause (D) hereof, shall not exceed (1) $3,000,000 in any fiscal year of Parent or (2) $5,000,000 during the term of this Agreement; (D) Parent may pay the withholding taxes owed by current or former officers, directors and employees of any Borrower or Guarantor (or their transferees, estates or beneficiaries under their estates) upon the vesting or exercise of Equity Interests (including restricted stock) so long as the person owing such withholding taxes tenders Equity Interests to the Parent in an amount equal to the fair market value of such withholding taxes; provided, that, the aggregate amount of such payments, together with the aggregate amounts paid under clause (C) hereof, shall not exceed (i) $3,000,000 in any fiscal year of Parent or (ii) $5,000,000 during the term of this Agreement; (E) Parent may repurchase Equity Interests of Parent deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (F) so long as no Event of Default has occurred and is continuing or would result from such payment or transaction, Borrowers and Guarantors may make other dividend payments, distributions and other restricted payments not otherwise permitted under this Section 7.02(h) in an aggregate amount not to exceed $1,000,000.

(i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party that are not prohibited by the terms of this Agreement, (iii) transactions permitted by Sections 7.02(e) and 7.02(h), (iv) sales or issuances of Equity Interests of the Parent (or warrants or other rights to purchase or acquire Equity Interests of the Parent) to Affiliates of the Parent not otherwise prohibited by the Loan Documents, the granting of registration and other customary rights in connection therewith, and the payment of reasonable backstop fees in connection with any related rights offering, and (v) reasonable and customary director, officer and employee compensation (including bonuses, restricted stock and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Borrower or Guarantor.

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries (other than dividends or distributions paid or made by the Parent), (ii) to pay or to subordinate to the Obligations any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A) this Agreement, the other Loan Documents and the Floating Rate Note Documents (as in effect on the date hereof);

(B) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(C) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

(D) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor;

(F) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;

(G) customary restrictions in contracts that prohibit the assignment of such contract;

(H) customary restrictions in agreements relating to purchase money financing arrangements of Borrower or contained in security agreements providing for the grant of a security interest to secure other Indebtedness owing to a person that is not an Affiliate to the extent such restrictions restrict the transfer of, or the granting of Liens on, the property subject to such purchase money financing arrangements or security agreements; and

(I) the extension, replacement or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension, replacement or continuation, are, taken as a whole, no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended, replaced or continued.

(l) [Intentionally Omitted.]

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Except for the Obligations and Indebtedness exclusively among Loan Parties, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or any of its Subsidiaries’ Indebtedness having a principal amount in excess of $5,000,000, or of any instrument or agreement relating to any such Indebtedness; provided, that, any Loan Party, and any Subsidiary, may, after prior written notice to the Collateral Agent, amend, modify, alter or change the terms thereof (A) in a manner that is not adverse, taken as a whole, to the interests of the Loan Parties, the Agents or the Lenders, (B) to forgive, or cancel any portion of such Indebtedness (other than pursuant to payments thereof), (C) to reduce the interest rate or any fees in connection therewith, or (D) to make the terms thereof less restrictive or burdensome to such Loan Party or such Subsidiary,

(ii) except for the Obligations and Indebtedness exclusively among Loan Parties, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of “Permitted Indebtedness”), (B) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice of such payment, prepayment, redemption, defeasance, sinking fund payment or repurchase with respect to any of the foregoing (unless such notice provides that any such payment, prepayment, redemption, defeasance, sinking fund payment or repurchase is conditioned upon the repayment in full of the Obligations);

(iii) amend, modify or otherwise change any of its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that (A) do not adversely affect the rights and privileges of any Borrower or Guarantor, or its Subsidiaries in any material respect, (B) do not adversely affect the ability of a Borrower, Guarantor or such Subsidiary to amend, modify, renew or supplement the terms of this Agreement or any of the other Loan Documents, (C) do not otherwise adversely affect the interests of Agents or Lenders in any material respect and (D) are consummated at a time when no Event of Default shall exist or have occurred and be continuing; provided, that the Parent shall be permitted to amend, modify or otherwise change any of its Governing Documents and enter into any new agreement with respect to any of its Equity Interests so long as such amendments, modifications, changes or new agreements do not adversely affect the interests of Agents or Lenders in any material respect.

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Event of Default has occurred and is continuing, in its good faith reasonable business judgment.

(p) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA with respect to any Employee Plan; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor with respect to any Employee Plan; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of

ERISA, Section 4980B of the Internal Revenue Code or other applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment with respect to any Employee Plan.

(q) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in material compliance with Environmental Laws or otherwise where the failure to so comply could not reasonably be expected to have material consequences to the Loan Parties.

(r) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract that could reasonably be expected to have a Material Adverse Effect.

(s) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its owned property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement, the other Loan Documents and the Floating Rate Note Documents (as in effect on the date hereof), (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(a) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof, (v) covenants in any Permitted Indebtedness to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents, (vi) any prohibition or limitation that exists pursuant to applicable law, (vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture entered into in the ordinary course of business, and (viii) the extension, replacement or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension, replacement or continuation, are, taken as a whole, no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended, replaced or continued.

(t) Designation of Designated Senior Debt. Designate any Indebtedness, other than the Obligations, as “Designated Senior Debt”, “Priority Lien Debt” or any similar term under and as defined in the agreements relating to the Floating Rate Notes.

(u) Sale Leasebacks. Enter into any Sale and Leaseback Transaction, unless (i) the sale of such property is a Permitted Disposition under clause (h) of the definition of the term “Permitted Disposition”, (ii) the proceeds thereof are paid to the Administrative Agent in accordance with, and to the extent required by, Section 2.05(c)(i), (iii) no Event of Default has occurred and is continuing at the time of such Sale and Leaseback Transaction, and (iv) the Liens arising in connection with such Sale and Leaseback Transaction are Permitted Liens.

Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Minimum Qualified Cash. Permit Qualified Cash to be less than $35,000,000 on any Business Day; provided, however, that if Qualified Cash is less than $35,000,000 on a Business Day, no breach of this covenant shall be deemed to have occurred so long as within three (3) Business Days Qualified Cash is not less than $35,000,000; provided further, that there shall not be more than two such periods during any fiscal month in which Qualified Cash is less than $35,000,000.

(b) Minimum Specified Collateral Value. Permit the Specified Collateral Value to be less than $160,000,000 (or, during the period from November 1st through March 1st of each year, $150,000,000) on the last Business Day of any fiscal month.

(c) Compliance Confirmation. Without limiting any of the other delivery requirements contained in this Agreement, fail to deliver to the Collateral Agent, within one (1) Business Day following request therefor, any certification or other evidence requested from time to time by the Collateral Agent in its sole discretion, confirming the Borrowers’ compliance with Section 7.03(a); provided, that, so long as no Event of Default has occurred and is continuing, such requests shall not be made more frequently than monthly if the most recent calculation of Specified Collateral Value pursuant to Section 7.01(a)(v) was greater than $200,000,000.

ARTICLE VIII

MANAGEMENT, COLLECTION AND STATUS OF

ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

Section 8.01 Collection of Accounts Receivable; Management of Collateral. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Collateral Agent at one or more Cash Management Banks, and (ii) deposit or cause to be deposited all proceeds in respect of any Collateral and all Collections (of a nature susceptible to a deposit in a bank account) and other amounts received by any Loan Party (including payments made by the Account Debtors directly to any Loan Party) into a Cash Management Account, such that the Loan Parties do not have any Collections or other amounts (whether in the form of cash, checks or otherwise) outstanding in excess of $500,000 in the aggregate at any time that is not on deposit in a Cash Management Account in the name of a Loan Party. No Loan Party shall commingle proceeds in excess of $75,000 from any asset not included in the Collateral with Collections or proceeds of Collateral. (It is understood and agreed that the cash management services of the Loan Parties in effect on the Effective Date, as disclosed in writing to the Collateral Agent, are reasonably satisfactory to the Collateral Agent.)

(b) On or prior to the Effective Date, the Loan Parties shall, with respect to each Cash Management Account existing on the Effective Date, deliver to the Collateral Agent a Cash Management Agreement with respect to such Cash Management Account.

(c) Following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to require each Cash Management Bank to wire, on each Business Day, all amounts received in each Cash Management Account into the Administrative Agent’s Account, or such other account as the Collateral Agent may specify (it being acknowledged by the Loan Parties that the Collateral Agent may be unable to terminate such daily sweeps once the Event of Default is no longer continuing).

(d) If any default by any Loan Party shall occur under any Cash Management Agreement or any agreement between a Loan Party and a Cash Management Bank and as a result of such default, such Cash Management Bank (the “Terminating Bank”) notifies the Collateral Agent in writing that it intends to terminate such Cash Management Agreement, the Collateral Agent promptly notifies the applicable Loan Party that it has received such notice, and such Loan Party fails to transfer the Cash or Cash Equivalents deposited in such Terminating Bank to a new Cash Management Bank with a Cash Management Agreement or another existing Cash Management Bank at least five (5) days prior to the scheduled termination date of such Cash Management Agreement, then Collateral Agent shall have the right to send a notice of exclusive control (or any equivalent thereto) to such Terminating Bank pursuant to the applicable Cash Management Agreement; provided that the Collateral Agent shall thereafter direct the transfer of Cash or Cash Equivalents deposited in such Terminating Bank to a new Cash Management Bank with a Cash Management Agreement or another existing Cash Management Bank.

(e) The Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Cash Management Agreement; provided, that the Loan Parties shall not be required to deliver a Cash Management Agreement with respect to any Excluded Account. For the avoidance of doubt, it is understood and agreed that the Collateral Agent shall not be required to approve any new Cash Management Bank of the Loan Parties.

(f) The Cash Management Accounts which are Deposit Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Loan Parties have granted a Lien to Collateral Agent for the benefit of the Agents and the Lenders pursuant to the Security Agreement. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

(g) Each Loan Party will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts Receivable. In connection with such collections, each Loan Party may take such action as such Loan Party may deem reasonably necessary or advisable to enforce collection or performance of the Accounts Receivable; provided, however, that after the occurrence and during the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders’ security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter, and for so long as an Event of Default is continuing, the Collateral Agent or its designee shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto to enforce collection of any such Accounts Receivable and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Loan Party might have done. After receipt by any Loan Party of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Loan Party’s rights against the Account Debtors or obligors under any Accounts Receivable as referred to in the proviso to the immediately preceding sentence, all amounts and proceeds (including instruments) received by such Loan Party in respect of the Accounts Receivable shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral or applied to the Obligations.

(h) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

(i) If any Account Receivable that is received by any Agent includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties’ account and to charge the Loan Parties therefor. The Loan Parties shall notify the Collateral Agent if any such Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

(j) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

Section 8.02 Collateral Custodian. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts reasonably necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

(a) any Borrower shall fail to pay (i) any principal of any Loan or any Collateral Agent Advance when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) any interest on any Loan, any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) within two (2) Business Days after the due date thereof;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate or other document delivered to any Agent or any Lender pursuant to any Loan Document, which representation or warranty is subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made; or any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate or other document delivered to any Agent or any Lender pursuant to any Loan Document, which representation or warranty is not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect or misleading in any material respect when made or deemed made;

(c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.01(a) (other than Sections 7.01(a)(vi), (vii) and (x)), 7.01(d), 7.01(f), 7.01(h), 7.01(l), 7.01(n), 7.01(q), 7.01(s), 7.01(t), 7.01(u), 7.02 or 7.03 or ARTICLE VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 4, Section 6(a), 6(c), 6(e), 6(g), 6(h) or Section 7 of the Security Agreement to which it is a party or Article VI of any Mortgage to which it is a party;

(d) any Loan Party shall fail to perform or comply with (i) any covenant or agreement contained Section 7.01(c), and such failure, if capable of being remedied, shall remain unremedied for three (3) Business Days, (ii) any covenant or agreement contained Section 7.01(a)(vi), (vii) or (x), and such failure, if capable of being remedied, shall remain unremedied for five (5) Business Days, or (iii) any term, covenant or agreement in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b), (c) and (d)(i) or (ii) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 25 days;

(e) (i) any Loan Party shall fail to pay any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $5,000,000, or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof, or (ii) any default by any Loan Party under any Material Contract shall occur, which default could reasonably be expected to have a Material Adverse Effect;

(f) any Loan Party (other than an Insignificant Subsidiary) (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against any Loan Party (other than an Insignificant Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and any of the following shall occur (i) such proceeding shall remain undismissed or unstayed for a period of 60 days, (ii) a receiver, trustee, custodian or other similar official shall be appointed for such Loan Party or for any substantial part of its property, or (iii) an order for relief in favor of any creditor of any Loan Party (other than orders for administrative or ministerial relief) shall be granted;

(h) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i) the Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason (other than pursuant to the terms thereof or as a result of the gross negligence of any Agent) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby having a value in excess of $5,000,000;

(j) (i) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $5,000,000 in the aggregate shall be rendered against any Loan Party (other than an Insignificant Subsidiary) and remain unsatisfied and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (B) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (j) if and for so long as (x) the amount of such judgment, order, award or settlement (other than customary amounts in respect of deductibles) is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (y) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement; or (ii) any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any of the Collateral which is for a claim in excess of $5,000,000 and either (A) is made or rendered against any Collateral having a value in excess of $5,000,000 or (B) in the case of a deposit account, securities account or similar account, the bank or financial intermediary maintaining such account shall refuse to remit funds in such account in excess of such claim to any Borrower or Guarantor;

(k) except as expressly permitted pursuant to Section 7.02(c), any Borrower or Guarantor (other than an Insignificant Subsidiary or any Subsidiary or group of Subsidiaries whose revenue during the prior twelve month period was less than 10% of the total revenue of the Parent and its Subsidiaries) involuntarily dissolves, or suspends or discontinues doing business for 15 days or more;

(l) any Borrower or Guarantor is prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;

(m) (i) the indictment of any Loan Party (excluding Insignificant Subsidiaries and any Subsidiary or group of Subsidiaries whose revenue during the prior twelve month period was less than 5% of the total revenue of the Parent and its Subsidiaries) under any criminal statute, or (ii) the commencement of criminal proceedings against any Loan Party (excluding Insignificant Subsidiaries and any Subsidiary or group of Subsidiaries whose revenue during the prior twelve month period was less than 5% of the total revenue of the Parent and its Subsidiaries), pursuant to which statute or proceedings the penalties or remedies sought include forfeiture to any Governmental Authority of any portion of the property of such Person having a value in excess of $10,000,000;

(n) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $5,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party’s or any of its ERISA Affiliates’ annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $5,000,000;

(o) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan’s vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $5,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064 or 4069 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

(p) (i) any of the Obligations for any reason shall cease to be “Priority Lien Debt”, “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the Floating Rate Note Documents, (ii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the Floating Rate Note Documents, (iii) the Floating Rate Note Collateral Trustee shall fail to perform or comply with any of the subordination provisions of the Floating Rate Notes or the Collateral Trust Agreement, or (iv) the subordination provisions of the Floating Rate Note Documents (including the Collateral Trust Agreement) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Floating Rate Note Collateral Trustee any holder of the Floating Rate Notes; or

(q) a Change of Control shall have occurred;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrowers’ Representative, declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this

Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Prepayment Premium (if any) with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

ARTICLE X

AGENTS

Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) and each Agent hereby irrevocably appoints, authorizes and empowers Highbridge as the Administrative Agent and the Collateral Agent (and Highbridge hereby accept such appointment, authorization and empowerment) to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, that the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto. Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article X to the extent provided by the applicable Agent.

Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05 Indemnification. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Borrowers’ Representative and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent with the consent of the Borrowers’ Representative (which consent shall only be required so long as no Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent’s resignation hereunder as an Agent, the provisions of this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

(c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent, on behalf of the Lenders, and the Borrowers’ Representative (which consent of the Borrowers’ Representative shall only be required so long as no Event of Default has occurred and is continuing) shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

(d) Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the applicable retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Loan Parties to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers’ Representative and such successor.

Section 10.08 Collateral Matters.

(a) The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its reasonable discretion, deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04, or (ii) following the occurrence and during the continuance of an Event of Default, to prepare for sale or lease or dispose of the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to the Loan. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Collateral Agent shall notify each Lender and the Borrowers’ Representative in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b) Without limiting the provisions of Section 12.26, the Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of the Bankruptcy Code (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and Liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10 No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 CFR § 103.121, as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11 No Third Party Beneficiaries. The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13 Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Insolvency Proceeding or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Agents and the Lenders (including any claim for the compensation, expenses, disbursements and advances of the Agents, the Lenders and their respective agents and counsel and all other amounts due the Agents and the Lenders hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Agent and each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Agents and the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

ARTICLE XI

GUARANTY

Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents and the Lenders in enforcing any rights under the guaranty set forth in this ARTICLE XI to the extent such expenses would be otherwise due and owing pursuant to the terms of Section 12.04(a). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agents and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any bankruptcy, insolvency or other similar law.

Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents and the Lenders with respect thereto. Each Guarantor agrees that this ARTICLE XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Agent or any Lender;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than payment in full of the Guaranteed Obligations).

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Agents or the Lenders exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Agent or any Lender to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than payment in full of the Guaranteed Obligations). Each Guarantor agrees that the Agents and the Lenders shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents and the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement obligations as to which no claim has been made) and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the Agents and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor shall make payment to the Agents and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agents and the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (certified mail, postage prepaid and return receipt requested), sent by facsimile or email to a current fax number or e-mail address for the recipient or delivered by hand, Federal Express or other reputable overnight courier, if to any Loan Party, at the following address:

2001 Bryan Street

Suite 1600

Dallas, TX 75201

Attention: Chief Financial Officer

Telephone: 214-880-3585

Facsimile: 214-880-3588

Email: chad.crow@bldr.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: David Almroth

Telephone: 212-735-2294

Facsimile: 917-777-2194

Email: david.almroth@skadden.com

if to the Administrative Agent or the Collateral Agent, to it at the following address:

Highbridge Principal Strategies, LLC

40 West 57th Street—33rd Floor

New York, NY 10019

Attention: Vikas Keswani

Telephone: 212-287-6773

Facsimile: 646.495.4469

Email: vikas.keswani@highbridge.com

in each case, with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Frederic L. Ragucci

Telephone: 212-756-2000

Facsimile: 212-593-5955

Email: frederic.ragucci@srz.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery, except that notices to any Agent pursuant to ARTICLE II shall not be effective until received by such Agent.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers’ Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 12.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers’ Representative and/or other applicable Loan Parties and the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change any provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except as otherwise provided in this Agreement and the other Loan Documents) without the written consent of each Lender, or (vi) amend, modify or waive Section 4.04 or this Section 12.02 of this Agreement without the written consent of each Lender; provided, further that Administrative Agent may, with the written consent of the Borrowers’ Representative only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero.

(b) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Replacement Lenders, and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07(b). Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04 Expenses; Taxes; Attorneys’ Fees. The Borrowers will pay on demand, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c), (d) and (i) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented fees, costs, client charges and expenses of one counsel for the Agents and the Lenders (it being understood that such limitations shall not apply in the event of a (x) a disagreement between the Agents and the Lenders, in which case the Lenders may hire one separate counsel to represent their interests, or (y) a conflict of interests or possible conflict of interests, in which case each Lender that has such a conflict or possible conflict may hire one counsel to represent its interests (it being understood that conflicts of interests do not include disagreements regarding strategy)), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral (it being understood that Collateral Examinations shall be subject to the limitations contained in Section 7.01(f)), title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) subject to the Expense Limitations, the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) subject to the Expense Limitations, the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender in connection with this Agreement or any other Loan Document, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, and during the continuance of an Event of Default, the collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) during the continuance of an Event of Default, any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) during the continuance of an Event of Default, any attempt to collect from any Loan Party, (j) subject to the Expense Limitations, all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of

Hazardous Materials on, upon or into such property, (k) subject to the Expense Limitations, any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) subject to the Expense Limitations, any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents (for the avoidance of doubt, it is understood and agreed that each Agent and Lender severally represents to the Loan Parties that such Agent or such Lender, as applicable, has not engaged the services of any broker in connection with the Loan Documents), and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers (it being understood that to the extent practicable, the Collateral Agent shall use commercially reasonable efforts to provide prior notice of its intent to perform any such agreement or covenant, but the failure to provide such notice shall not result in a breach of this Agreement or affect the Borrowers’ reimbursement obligations hereunder). The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07 Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that (i) none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void, and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except to an assignee or by way of participation or in connection with a pledge of its Loans, in any such case, in accordance with and subject to the restrictions of this Section 12.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in this Section 12.07 and, to the extent expressly contemplated hereby, the respective Affiliates, officers, directors, employees, attorneys, consultants and agents of each of the Agents, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Each Lender may with the written consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and any Loan made by it; provided, however, that (i) such assignment is in an amount which is at least $1,000,000 or a multiple of $500,000 in excess thereof (or the remainder of such Lender’s Commitment or Loans held by such Lender) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $500,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and (iii) no written consent of the Collateral Agent shall be required (1) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (2) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender. Notwithstanding the foregoing, no assignments may be made to a natural person or to a Disqualified Institution; provided, that, with respect to Lenders that were not identified to the Agents by the Borrowers in writing prior to the Effective Date, the Agents and the Lenders shall be entitled to rely upon the representations made by any Lender in the Assignment and Acceptance that such Lender is not a Disqualified Institution without any further investigation. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.07(i).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints, authorizes and empowers the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by the Borrowers’ Representative and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent from any Person required pursuant to Section 12.07(b) (which consent must be evidenced by such Person’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register and provide to the Collateral Agent and the Borrowers’ Representative a copy of the fully executed Assignment and Acceptance.

(f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(g) In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrowers’ Representative and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(h) Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.08(d).

(i) Each Lender may sell participations to one or more banks or other entities (other than Disqualified Institutions) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; and (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement except with respect to any (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). Subject to subsection (j) below, the Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

(j) A participant shall not be entitled to receive any greater payment under Section 2.08 or 4.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless (i) the sale of the participation to such participant is made (A) with the Borrowers’ Representative’s prior written consent, or (B) during the continuance of an Event of Default, or (ii) such entitlement to a greater amount result from a Change in Law after the participant became a participant.

(k) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to a credit facility; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE

JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations, such Agent or such Lender shall give prompt notice of such claim to each other Agent and Lender and the Borrowers’ Representative, and if such Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent or such Lender.

Section 12.15 Indemnification; Limitation of Liability for Certain Damages.

(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent and each Lender and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable and documented costs and expenses (including, without limitation, reasonable and documented attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (iv) any presence or release of Hazardous

Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability directly attributable in any way to any Loan Party or any of its Subsidiaries, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (x) caused by the gross negligence or willful misconduct of such Indemnitee, any Affiliate of such Indemnitee that is controlled by such Indemnitee or any of its or their respective officers, directors, employees or attorneys, in each case, as determined by a final judgment of a court of competent jurisdiction or (y) disputes exclusively among Indemnitees (such limitations on Indemnified Matters, the “Expense Limitations”).

(b) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c) No party hereto or Indemnitee shall assert, and each such Person hereby waives, any claim against any Loan Party or any of its Subsidiaries or any of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents or against any Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each such Person hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d) The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.16 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for the Borrowers (the “Borrowers’ Representative”) which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Loan Party has been appointed Borrowers’ Representative. Each Borrower hereby irrevocably appoints and authorizes the Borrowers’ Representative (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Borrowers’ Representative deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Borrowers’ Representative, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the fees set forth in the Fee Letter and the Applicable Prepayment Premium, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.19 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

For purposes of this Section 12.19, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.20 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound practices of comparable commercial finance companies, and to not use for any purpose other than in connection with the Loans, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information (other than as a result of a breach by such Agent or Lender of the provisions of this Section 12.20)), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority purporting to have jurisdiction over it; provided that such Agent or Lender shall, to the extent practical and not prohibited by applicable law, (A) promptly notify the Borrowers’ Representative prior to such disclosure, (B) consult with the Borrowers’ Representative on the advisability of taking legally available steps to resist or narrow such requirement or request, and (C) make such requests to resist or narrow such requirement or request as the Borrowers’ Representative may reasonably request (it being understood and agreed that, notwithstanding the foregoing, no Agent or Lender shall be required to commence or prosecute any action or proceeding), (ii) to counsel, examiners, auditors, accountants for any Agent or any Lender or any parties to a securitization (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iii) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents or any action or proceeding relating to this Agreement or any of the other Loan Documents or applicable law or the enforcement of rights hereunder or thereunder, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions substantially the same to those set forth in this Section 12.20, or (v) to its affiliates and related funds, and to their respective investors, limited partners, directors, officers, employees and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential).

Section 12.21 Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates that it controls, nor any of the Permitted Holders (collectively, the “Restricted Persons”), will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Restricted Person is required to do so under applicable law (in which event, such Restricted Person will consult with such Agent or such Lender before issuing such press release or other public disclosure). Agents may disclose information relating to this Agreement and the other Loan Documents to Gold Sheets and other publications with such information to consist of deal terms and other information customarily found in such publications. In addition, Agents may otherwise use the corporate names and logos of Borrowers and Guarantors and such information in “tombstones” or other advertisements, public statements or other marketing materials, and in connection with obtaining a published CUSIP from the CUSIP Bureau.

Section 12.22 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.23 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.24 Collateral Trust Agreement.

(a) Each Lender agrees to the appointment of the Collateral Agent as Priority Collateral Trustee, for the benefit of the Lenders under the Collateral Trust Agreement. The Collateral Agent may act as collateral trustee, collateral agent or any similar title that the Collateral Agent deems necessary or convenient for the purpose of perfecting the security interests in the Collateral. Each Lender consents to and authorizes, empowers and directs the Collateral Agent to perform its obligations under the Collateral Trust Agreement and the Security Documents (as defined therein) and authorizes the Collateral Agent and Priority Collateral Trustee, as applicable, each in such capacity, through its agents or employees, to execute and deliver any Loan Documents and take such actions on its behalf under the provisions of this Agreement, the Collateral Trust Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent or Priority Collateral Trustee, as applicable, by the terms of this Agreement, the Collateral Trust Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b) Pursuant to an “Act of Required Debtholders” under (and as defined in) the Collateral Trust Agreement, each Lender hereby irrevocably designates and appoints Highbridge as Priority Collateral Trustee (as defined in the Collateral Trust Agreement) and authorizes Highbridge to act as Priority Collateral Trustee with such powers as are specifically delegated to Priority Collateral Trustee by the terms of the Collateral Trust Agreement, together with such other powers as are reasonably incidental thereto, and Highbridge hereby accepts such appointment and authorization.

(c) The Lenders hereby authorize Highbridge, as Priority Collateral Trustee (as defined in the Collateral Trust Agreement), to release and terminate all Priority Liens (as defined in the Collateral Trust Agreement) in the deposit account or securities account of any Loan Party that is used exclusively to cash collateralize letters of credit to the extent permitted under clause (q)(i) of the definition of Permitted Liens.

Section 12.25 Mitigation Obligation; Replacement of Lenders.

(a) If any Lender requests compensation under Section 4.05, or any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.08, or if any Lender gives a notice pursuant to Section 2.12, then such Lender shall, as applicable, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to take such other actions as such Lender determines, if, in the good faith judgment of such Lender, such designation, assignment or other action (i) would eliminate or reduce amounts payable pursuant to Section 2.08 or 4.05, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.12, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and such Lender would not suffer any economic, legal or regulatory disadvantage in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 4.05, or (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.08, then the Borrowers’ Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(A) the assignment fee specified in Section 12.07(b) shall have been paid or waived;

(B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(C) in the case of any such assignment resulting from a claim for compensation under Section 4.05 or payments required to be made pursuant to Section 2.08, such assignment will result in a reduction in such compensation or payments thereafter; and

(D) such assignment does not conflict with applicable Laws.

(c) A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 12.26 Release of Liens. (a) Upon the date on which all of the Obligations (other than unasserted contingent indemnification obligations and unasserted contingent expense reimbursement obligations) have been paid in full in immediately available funds, (b) in the event any property of any Loan Party is conveyed, sold, leased, assigned, transferred or disposed of in a Permitted Disposition (other than a Permitted Disposition to another Loan Party) or (c) in the case of a transaction permitted under this Agreement the result of which is that a Loan Party ceases to be a Subsidiary hereunder, the Collateral Agent shall, in the case of clauses (a), (b) and (c), upon the Borrowers’ Representative’s request and at the Borrowers’ expense, without any representation, warranty or recourse whatsoever, (A) promptly return to the Borrowers’ Representative (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the released Collateral as shall not have been sold or otherwise Disposed of or applied pursuant to the terms hereof and (B) promptly execute and deliver to the Borrowers’ Representative such documents, in form and substance reasonably satisfactory to Collateral Agent, as the Borrowers’ Representative shall reasonably request to evidence such release (including, in the case of clause (c), a release of the Guaranty of the applicable Subsidiary.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

BUILDERS FIRSTSOURCE—DALLAS, LLC

BUILDERS FIRSTSOURCE—FLORIDA, LLC

BUILDERS FIRSTSOURCE—OHIO VALLEY, LLC

BUILDERS FIRSTSOURCE—ATLANTIC GROUP, LLC

BUILDERS FIRSTSOURCE—RALEIGH, LLC

BUILDERS FIRSTSOURCE—SOUTHEAST GROUP, LLC

BUILDERS FIRSTSOURCE—TEXAS GROUP, L.P.

By: Builders FirstSource—Texas GenPar,

LLC, its General Partner

BUILDERS FIRSTSOURCE—SOUTH TEXAS, L.P.

By: BFS Texas, LLC, its General Partner

BUILDERS FIRSTSOURCE—TEXAS INSTALLED SALES, L.P.

By: BFS Texas, LLC, its General Partner

By:	/s/ Chad Crow
	Name:	Chad Crow
	Title:	Senior Vice President—Finance and Chief Financial Officer of each of the foregoing companies

Signature Page to Financing Agreement

GUARANTORS:

BUILDERS FIRSTSOURCE—NORTHEAST GROUP, LLC

BUILDERS FIRSTSOURCE, INC.

BUILDERS FIRSTSOURCE HOLDINGS, INC.

BUILDERS FIRSTSOURCE—COLORADO GROUP, LLC

BUILDERS FIRSTSOURCE—COLORADO, LLC

BFS, LLC

BUILDERS FIRSTSOURCE—FLORIDA DESIGN CENTER, LLC

BUILDERS FIRSTSOURCE—TEXAS GENPAR, LLC

BUILDERS FIRSTSOURCE—MBS, LLC

BFS TEXAS, LLC

BFS IP, LLC

BUILDERS FIRSTSOURCE—INTELLECTUAL PROPERTY, L.P.

By: BFS IP, LLC, its General Partner

CCWP INC.

By:	/s/ Chad Crow
	Name:	Chad Crow
	Title:	Senior Vice President—Finance and Chief Financial Officer of each of the foregoing companies and corporations

Signature Page to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT: HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:	/s/ Michael Patterson
	Name:	Michael Patterson
	Title:	Managing Director

Signature Page to Financing Agreement

LENDERS: HIGHBRIDGE ONSHORE SENIOR INVESTMENTS, LLC By: Highbridge Principal Strategies Mezzanine Partners GP, L.P., its managing member By: Highbridge Principal Strategies, LLC, its general partner

By:	/s/ Scot French
	Name:	Scot French
	Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES— SENIOR LOAN FUND II, L.P. By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Michael Patterson
	Name:	Michael Patterson
	Title:	Managing Director

HIGHBRIDGE SENIOR LOAN SECTOR A INVESTMENT FUND, L.P.

By:	Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Michael Patterson
	Name:	Michael Patterson
	Title:	Managing Director

Signature Page to Financing Agreement

Schedule 1.01(A)

Lenders and Lenders’ Commitments

September 30,
Lender	Commitment
Highbridge Onshore Senior Investments, LLC	$80,000,000
Highbridge Principal Strategies—Senior Loan Fund II, L.P.	$49,812,000
Highbridge Senior Loan Sector A Investment Fund, L.P.	$30,188,000

Total	$160,000,000

Schedule 1.01(C)

Collateral Trust Agreement Documents

1.	Partial Collateral Release

2.	Officer’s Certificate

3.	Collateral Trust Joinder

4.	Act of Required Debt Holders

Schedule 1.01(F)

Facilities

	September 30,	September 30,	September 30,
Address	City	State	Mortgaged
3302 Ballenger Creek Pike	Frederick	MD	Yes
6550 Roosevelt Blvd	Jacksonville	FL	Yes
11501 Ryland Court	Orlando	FL	Yes
941—945 West State Street	Bristol	VA	Yes
5415 Market Street	Wilmington	NC	Yes
1609 Howe Street, SE	Southport	NC	Yes
1.9349 acres @ Old Hendersonville Hwy & Wilson Rd*	Pisgah Forest	NC	No
332 Haywood Road	Asheville	NC	Yes
114-116 Myrtle Beach Highway	Sumter	SC	Yes
8035 Howard Street	Spartanburg	SC	Yes
101 Dewberry Road	Cowpens	SC	Yes
151 Dewberry Road	Cowpens	SC	Yes
1724 West Lucas Street	Florence	SC	Yes
150 Ole Woodward Avenue*	Conway	SC	No
226 Tiller Drive	Pawleys Island	SC	Yes
801 South Washington	Greenville	SC	Yes
101 Lumber Lane	Seneca	SC	Yes
2651 North Okatie Highway	Ridgeland	SC	Yes
195 Davis Road*	LaGrange	GA	No
252 County Road 308 West*	Shelby	AL	No
407 East State of Franklin Road	Johnson City	TN	Yes
260 Piney Flats Road	Piney Flats	TN	Yes
902 N. Mill St.	Lewisville	TX	Yes
2910 Highway 65 & Highway 701 North*	Conway	SC	No
956 Hwy 501 E*	Conway	SC	No
295 Prosperity Drive	Orangeburg	SC	Yes
Shepherds Vineyard;L11 PH1 (Rocky Lane)*	Asheboro	NC	No
1242 Reading Rd.	Mason	OH	Yes
5930 Orlando Street	Jacksonville	FL	Yes
8.26 acres of vacant land in Walton County	DeFuniak Springs	FL	Yes
Lakeshore Hills; Lot 12, Blk 007 (Lakeshore Drive)*	Weatherford	TX	No
0 Nain Road*	Jacksonville	FL	No

*	Properties that are not required to be mortgaged.

Schedule 1.01(P)

Certain Leases

Address	Lease/Sublease
3615 Lamar Avenue, Memphis, TN	Sublessee: Cumberland Materials Inc. dated 12/29/05; First Amendment dated 11/22/10. Expires 11/30/11.
3615 Lamar Avenue, Memphis, TN	Sublessee: Process Systems Inc. dated 8/1/10; Expires 7/31/12.
10149 Toebben, Independence, KY	Sublessee: Ziegler Tire & Supply Company dated 4/1/07. Expires 9/30/14.
1242 Reading Rd., Mason, OH	Lessee: Strait & Lamp Mason Inc. dated 6/30/09. Expires 6/30/12.
5230 Feldwood Rd, College Park, GA	Sublessee: Jones Transportation Inc. dated 6/1/11. Expires 9/30/16.

Schedule 1.01(S)

Specified Properties

Address	City	State
1.9349 acres @ Old Hendersonville Hwy & Wilson Rd	Pisgah Forest	NC
150 Ole Woodward Avenue	Conway	SC
195 Davis Road	LaGrange	GA
252 County Road 308 West	Shelby	AL
2910 Highway 65 & Highway 701 North	Conway	SC
956 Hwy 501 E	Conway	SC
295 Prosperity Drive	Orangeburg	SC
Shepherds Vineyard; L11 PH1 (Rocky Lane)	Asheboro	NC
1242 Reading Rd.	Mason	OH
5930 Orlando Street	Jacksonville	FL
8.26 acres of vacant land in Walton County	DeFuniak Springs	FL
Lakeshore Hills; Lot 12, Blk 007 (Lakeshore Drive)	Weatherford	TX
0 Nain Road	Jacksonville	FL

Schedule 6.01(e)

Existing Investments of Parent and its Subsidiaries

Issuer	Owner	Type of Interest	Number of Shares/ Interests	Certificate Number
Builders FirstSource Holdings, Inc.	Builders FirstSource, Inc.	Corp	100	1
CCWP Inc.	Builders FirstSource— Southeast Group, LLC	Close Corp	260,000	2
Builders FirstSource—Northeast Group, LLC	Builders FirstSource, Inc.	LLC	100	1
Builders FirstSource—Texas GenPar, LLC	Builders FirstSource, Inc.	LLC	1,000	2
Builders FirstSource—MBS, LLC	Builders FirstSource, Inc.	LLC	1,000	2
Builders FirstSource—Dallas, LLC	Builders FirstSource Holdings, Inc.	LLC	100	1
Builders FirstSource—Florida, LLC	Builders FirstSource Holdings, Inc.	LLC	100	1
Builders FirstSource—Ohio Valley, LLC	Builders FirstSource Holdings, Inc.	LLC	100	1
Builders FirstSource—Atlantic Group, LLC	Builders FirstSource Holdings, Inc.	LLC	100	1
Builders FirstSource—Raleigh, LLC	Builders FirstSource Holdings, Inc.	LLC	100	1
Builders FirstSource—Southeast Group, LLC	Builders FirstSource Holdings, Inc.	LLC	100	1
Builders FirstSource—Colorado Group, LLC	Builders FirstSource Holdings, Inc.	LLC	100	1
Builders FirstSource—Colorado, LLC	Builders FirstSource—Colorado Group, LLC	LLC	100	2
BFS, LLC	Builders FirstSource—Ohio Valley, LLC	LLC	100	2
Builders FirstSource—Florida Design Center, LLC	Builders FirstSource—Florida, LLC	LLC	100	2
BFS Texas, LLC	Builders FirstSource—Texas Group, L.P.	LLC	1,000	1
BFS IP, LLC	Builders FirstSource—Texas Group, L.P.	LLC	1,000	1

Issuer	Owner	Type of Interest	Number of Shares/ Interests	Certificate Number
Builders FirstSource—Texas Group, L.P.	Builders FirstSource—MBS, LLC	LP	9,900	6
	Builders FirstSource—Texas GenPar, LLC	LP	100	5
Builders FirstSource—South Texas, L.P.	Builders FirstSource—Texas Group, L.P.	LP	9,900	4
	BFS Texas, LLC	LP	100	3
Builders FirstSource—Intellectual Property, L.P.	Builders FirstSource—Texas Group, L.P.	LP	9,900	4
	BFS IP, LLC	LP	100	3
Builders FirstSource—Texas Installed Sales, L.P.	Builders FirstSource—Texas Group, L.P.	LP	9,900	4
	BFS Texas, LLC	LP	100	3

Schedule 6.01(dd) sets forth the state of formation for each of the subsidiaries listed above.

Schedule 6.01(r)

Environmental Matters

In response to Section 6.01(r)(iv), but not the other subsections of Section 6.01(r), the facility owned by CCWP Inc. located at 2910 Highway 65 & Highway 701 North, Conway, South Carolina was previously used for treating lumber.

Schedule 6.01(w)

Intellectual Property

Company Name	Trademark	Serial No.	Registration Date	Status
Builders FirstSource—Intellectual Property, LP	Builders FirstSource	75/756,802	4/5/2005	Active
Builders FirstSource—Intellectual Property, LP	Builders FirstSource and Design	75/777,476	4/5/2005	Active
Builders FirstSource—Atlantic Group, LLC	Synboard	76/497,366	9/21/2004	Active
Builders FirstSource—Southeast Group, LLC	Build Right and Design	73/361,303	7/26/1983	Active

The Companies license a wide variety of standard business software (e.g. Microsoft Outlook, Excel, and Windows) in the ordinary course of business that the Companies believe will continue to be readily available on reasonable terms. The Companies license Mitek software that assists in the manufacture of trusses and wall panels.

Computer Software License Agreement dated January 17, 2000 between Builders FirstSource, Inc. and its subsidiaries and Online Computing, Inc.

Schedule 6.01(dd)

Name; Jurisdiction of Organization; Organizational ID Number;

Chief Place of Business; Chief Executive Office; FEIN

	September 30,	September 30,	September 30,
Legal Name	Organizational Identification Number	Federal Taxpayer Identification Number	State of Formation
Builders FirstSource, Inc.	2867244	52-2084569	Delaware
BFS IP, LLC	3327678	75-2922461	Delaware
BFS Texas, LLC	3281425	75-2896779	Delaware
BFS, LLC	3219070	61-1367103	Delaware
Builders FirstSource—Atlantic Group, LLC	2824544	52-2080519	Delaware
Builders FirstSource—Colorado Group, LLC	3744620	84-0387679	Delaware
Builders FirstSource—Colorado, LLC	3195448	None	Delaware
Builders FirstSource—Dallas, LLC	2982305	75-2794867	Delaware
Builders FirstSource—Florida Design Center, LLC	3743703	59-3534078	Delaware
Builders FirstSource—Florida, LLC	3048031	52-2172981	Delaware
Builders FirstSource—Intellectual Property, L.P.	143161-10	75-2922458	Texas
Builders FirstSource—MBS, LLC	3068901	None	Delaware
Builders FirstSource—Northeast Group, LLC	3743704	22-1604491	Delaware
Builders FirstSource—Ohio Valley, LLC	2921263	31-1610525	Delaware
Builders FirstSource—Raleigh, LLC	3744625	56-1454419	Delaware
Builders FirstSource—South Texas, L.P.	143865-10	75-2916346	Texas
Builders FirstSource—Southeast Group, LLC	2546473	57-0618425	Delaware
Builders FirstSource—Texas GenPar, LLC	3068899	75-2831211	Delaware
Builders FirstSource—Texas Group, L.P.	122561-10	75-2831224	Texas
Builders FirstSource—Texas Installed Sales, L.P.	139083-10	75-2896780	Texas
Builders FirstSource Holdings, Inc.	3743710	20-0484735	Delaware
CCWP Inc.	Inactive	57-1011512	South Carolina

The chief executive office for each Company is 2001 Bryan Street, Suite 1600, Dallas, Dallas County, Texas, 75201.

Company	Address of Chief Place of Business	County	State
Builders FirstSource, Inc.	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
BFS IP, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
BFS Texas, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
BFS, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Atlantic Group, LLC	5330 Spectrum Drive, Suite L, Frederick	Frederick	Maryland 21703
Builders FirstSource—Colorado Group, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Colorado, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Dallas, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Florida Design Center, LLC	6550 Roosevelt Blvd., Jacksonville	Duval	Florida 32244
Builders FirstSource—Florida, LLC	6550 Roosevelt Blvd., Jacksonville	Duval	Florida 32244
Builders FirstSource—Intellectual Property, L.P.	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—MBS, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Northeast Group, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Ohio Valley, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Raleigh, LLC	5330 Spectrum Drive, Suite L, Frederick	Frederick	Maryland 21703
Builders FirstSource—South Texas, L.P.	6305 Camp Bullis Rd., San Antonio	Bexar	Texas 78257
Builders FirstSource—Southeast Group, LLC	4430-4450 Arco Lane, Charleston	Charleston	South Carolina 29418
Builders FirstSource—Texas GenPar, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
Builders FirstSource—Texas Group, L.P.	3403 E. Abram, Arlington	Tarrant	Texas 76010
Builders FirstSource—Texas Installed Sales, L.P.	1750 Westpark, Suite 100, Grand Prairie	Dallas	Texas 75050
Builders FirstSource Holdings, Inc.	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
CCWP, Inc.	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201

In addition to the locations referenced above, chattel paper, inventory, equipment, and/or fixtures are located at the following locations:

Company/Subsidiary	Address	County	State
Builders FirstSource, Inc.	None
BFS IP, LLC	None
BFS Texas, LLC	None
BFS, LLC	None
Builders FirstSource—Atlantic Group, LLC	6870 Mimms Drive, Atlanta	Dekalb	Georgia 30340
	17750 Creamery Road (1 Seton Square Drive), Suite 5A, Emmitsburg	Frederick	Maryland 21727
	9320 W&W Industrial Rd., LaPlata	Charles	Maryland 20646
	7770 Caldwell Road, Harrisburg	Cabarrus	North Carolina 28075
	5650 Highway 49 South, Harrisburg	Cabarrus	North Carolina 28075
	13234 Airpark Drive, Elkwood	Culpeper	Virginia 22718
	10381 Central Park Dr., Ste. 101, 103 & 105, Manassas	Independent city	Virginia 20110
	10381 Central Park Dr., Ste. 107, Manassas	Independent city	Virginia 20110
	3302 Ballenger Creek Pike, Frederick	Frederick	Maryland 21703
	3135 Highway 109N, Lebanon	Wilson	Tennessee 37090
	6010 E. Division Street, Lebanon	Wilson	Tennessee 37090
	18 Industrial Drive, North East	Cecil	Maryland 21901
	4011 Rock Hall Road, Point of Rocks	Frederick	Maryland 21777
	4016 Rock Hall Road, Bldg. 2, Point of Rocks	Frederick	Maryland 21777
	2351 Button Gwinnett Dr., Suite 500	DeKalb	Georgia
	914 South Burhans Blvd., Hagerstown	Washington	Maryland 21740[1]

Builders FirstSource—Colorado Group, LLC	None
Builders FirstSource—Colorado, LLC	None
Builders FirstSource—Dallas, LLC	5330 Spectrum, Frederick	Frederick	Maryland 21703

[1]	There are no business operations at this facility. However, certain equipment and fixtures may still be located there.

Company/Subsidiary	Address	County	State
	2323 Bryan St., Suite 2350, Dallas	Dallas	Texas 75201
Builders FirstSource—Florida Design Center, LLC	None
Builders FirstSource—Florida, LLC	5930 Orlando Street, Jacksonville	Duval	Florida 32208[1]
	1700 N State Street, Bunnell	Flagler	Florida 32110
	16676 US Hwy 331, Freeport	Walton	Florida 32439
	6550 Roosevelt Dr., Jacksonville	Duval	Florida 32208
	8275 Forshee Dr. Jacksonville	Duval	Florida 32208
	1602 Industrial Drive, Plant City	Hillsborough	Florida 33566
	2901 Aileron Circle, Sanford	Seminole	Florida 32773[2]
	11501 Ryland Court, Orlando	Orange	Florida 32824
	3661 West Blue Heron Blvd, Riviera Beach	Palm Beach	Florida 33404
	2525 E. Duval St., Lake City	Columbia	Florida[2] 32055
	701 S. Kings Hwy., Fort Pierce	Saint Lucie	Florida[2] 34945
Builders FirstSource—Intellectual Property, L.P.	None
Builders FirstSource—MBS, LLC	None
Builders FirstSource—Northeast Group, LLC	None
Builders FirstSource—Ohio Valley	None
Builders FirstSource—Raleigh, LLC	12816 US Hwy 64 West, Apex	Chatham	North Carolina 27502
	401 Valley Forge Road, Hillsborough	Orange	North Carolina 27278
Builders FirstSource—South Texas, L.P.	5525 Brittmore, Houston	Harris	Texas 77041
	5515 Brittmore, Houston	Harris	Texas 77041
	6450 Camp Bullis Road, San Antonio	Bexar	Texas 78257
	6305 Camp Bullis Road, San Antonio	Bexar	Texas 78257
	6448 Camp Bullis Road, San Antonio	Bexar	Texas 78257

[2]	There are no business operations at this facility. However, certain equipment and fixtures may still be located there.

Company/Subsidiary	Address	County	State
	900 N. Pinehurst Street, Aberdeen	Moore	North Carolina 28315
Builders FirstSource – Southeast Group	1510 Pearman Dairy Road, Anderson	Anderson	South Carolina 29625
	1865 East Glenn Ave., Auburn, AL	Lee	Alabama 36830
	332 Haywood Road, Asheville	Buncombe	North Carolina 28806
	1 Parris Island Gateway, Beaufort	Beaufort	South Carolina 29903[2]
	52 Cleveland Street, Blairsville	Union	Georgia 30512
	180 Hobart Road, Blythewood	Richland	South Carolina 29016
	941-945 West State Street, Bristol	Bristol	Virginia 24201
	181 Highway 64 West, Cashiers	Jackson	North Carolina 28717
	1450 Ecusta Road, Pisgah Forest	Transylvania	North Carolina 28712
	651 Century Circle Conway	Horry	South Carolina 29526
	5515 Veterans Parkway, Columbus	Muscogee	Georgia 31904
	150 Ole Woodward Ave., Conway	Horry	South Carolina 29526
	101 Dewberry Road, Cowpens	Spartanburg	South Carolina 29330
	151 Dewberry Road, Cowpens	Spartanburg	South Carolina 29330
	796 Highway 174, Edisto Island	Charleston	South Carolina 29438
	1135 Robeson Street, Fayettville	Cumberland	North Carolina 28305
	114 &116 Myrtle Beach Hwy, Sumter	Sumter	South Carolina 29153
	1724 West Lucas Street, Florence	Florence	South Carolina 29501
	1285 W. Ridge Road, Gainesville	Hall	Georgia 30501
	111 Lumber Lane, Goose Creek	Berkeley	South Carolina 29445
	801 S. Washington Avenue, Greenville	Greenville	South Carolina 29611
	108 White Horse Court, Greenville	Greenville	South Carolina 29611
	433 4th Avenue East, Hendersonville	Henderson	North Carolina 28793
	1601 S. Main Street, High Point	Guliford	North Carolina 27260
	3155 Maybank Hwy., Johns Island	Charleston	South Carolina 29455
	407 East State of Franklin Road, Johnson City	Washington	Tennessee 37601

Company/Subsidiary	Address	County	State
	3010 Gov. John Sevier Hwy., Knoxville	Knox	Tennessee 37914
	230 West Main, Mt. Carmel	Hawkins	Tennessee 37645
	195 Davis Road, LaGrange	Troup	Georgia 30240
	150 Santee Cooper Lane, Loris	Horry	South Carolina 29569
	4920 Hwy 17 Bypass South, Myrtle Beach	Horry	South Carolina 29588
	295 Prosperity Drive Orangeburg	Orangeburg	South Carolina 29115[1]
	226 Tiller Drive, Pawleys Island	Georgetown	South Carolina 29585
	2651 North Okatie Hwy, Ridgeland	Jaspar	South Carolina 29936
	101 Lumber Lane, Seneca	Oconee	South Carolina 29672
	1609 Howe Street, SE, Southport	Brunswick	North Carolina 28461
	8035 Howard Street, Spartanburg	Spartanburg	South Carolina 29303
	1507 W. 5th North Street, Summerville	Dorchester	South Carolina 29483[2]
	515 E. Water Street, Washington	Beaufort	North Carolina 27889
	10391 Greenville Hwy., Wellford	Spartanburg	South Carolina 29385
	5415 Market Street, Wilmington	New Hanover	North Carolina 28405
	260 Piney Flats Road, Piney Flats	Sullivan	Tennessee 37686
	252 County Road 308 West, Shelby	Shelby	Alabama 35143
	315 Hwy 433, Chelsea	Shelby	Alabama 35043
Builders FirstSource—Texas GenPar, LLC	2001 Bryan Street, Suite 1600, Dallas	Dallas	Texas 75201
	2323 Bryan Street, Dallas	Dallas	Texas 75201
Builders FirstSource—Texas Group, L.P.	902 North Mill Street, Lewisville	Dallas	Texas 75067
	1750 Westpark, Grand Prairie	Dallas	Texas 75050
Builders FirstSource—Texas Installed Sales, L.P.	None
Builders FirstSource Holdings, Inc.	None
CCWP, Inc.	None

[3]	There are no business operations at this facility. However, certain equipment and fixtures may still be located there.

Schedule 7.02(a)

Existing Liens

None

Schedule 7.02(b)

Existing Indebtedness

Lease regarding the facility located at 701 South Kings Highway, Fort Pierce, Florida between NSHE Hardinsburg, LLC, as successor to James D. Crawford, Trustee, and Builders FirstSource—Southeast Group, LLC, as successor to Builders FirstSource—Southeast Group, Inc., dated April 28, 2004, as amended by the First Amendment to Lease dated as of April 28, 2004. This lease is an operating lease. However, under GAAP, the Company is required to account for this location as if it was an owned facility financed with debt.

Schedule 8.01

Cash Management Banks

Bank of America

Wells Fargo Bank, N.A.

Regions Bank

Fifth Third Bank

SunTrust Bank

Commercial Bank & Trust

United Community Bank

Enterprise Bank

Columbus Bank & Trust